Exhibit 99.19

CAPITAL ACCUMULATION PLAN

OF

THE CHUBB CORPORATION

(As Amended and Restated Effective January 1, 2012)

-i-

1.40	“Retired Participant”	9
1.41	“Retirement Date”	9
1.42	“Retirement Investment Committee”	9
1.43	“Rollover Participant”	9
1.44	“Service”	9
1.45	“Service with an Employer”	10
1.46	“Severance Date”	10
1.47	“Superseded Plan”	10
1.48	“Trust Agreement”	10
1.49	“Trust Fund”	10
1.50	“Trustee”	11
1.51	“Unvested Transferred ESOP Assets”	11
1.52	“USERRA”	11
1.53	“Valuation Date”	11
1.54	“Vesting Years of Service”	11

ARTICLE II PARTICIPATION		12

2.1	Participants Immediately Prior to Amendment and Restatement Effective Date	12
2.2	Employees Who Become Participants on or after Amendment and Restatement Date	12
2.3	Rehired Employee	13
2.4	Suspension of Membership	13

ARTICLE III VESTING		14

3.1	First Hour of Service prior to January 1, 1993	14
3.2	First Hour of Service on or after January 1, 1993	14
3.3	Forfeitures	15

ARTICLE IV CONTRIBUTIONS		16

4.1	Basic Contributions	16
4.2	Pre-Tax Pay Conversion Contributions	17
4.3	Limitation on Pre-Tax Pay Conversion Contributions (but not Catch-Up Contributions)	19
4.4	Limitations on Employee Contributions and Matching Employer Contributions	20
4.5	Distributions of Excess Deferrals	21
4.6	Distribution of Excess Aggregate Contributions	22
4.7	Distributions upon Plan Termination	23
4.8	Deposit in Trust Fund	23
4.9	Rollover Contributions	24
4.10	Uniformed Services Special Rules	24
4.11	Catch-Up Contributions	24
4.12	Distribution upon Severance from Employment	24

-ii-

ARTICLE V LIMITATION ON CONTRIBUTIONS		25

5.1	Limit	25
5.2	Multiple Plans	25
5.3	Excess Annual Additions	25

ARTICLE VI THE TRUST FUND		26

6.1	Establishment of Trust	26
6.2	The Trust Fund	26
6.3	Election of Fund	26
6.4	Transfer of Units between Funds	26
6.5	Employee Stock Ownership Plan Provisions	27
6.6	ESOP Merger	29

ARTICLE VII NORMAL PAYMENTS AFTER RETIREMENT		31

7.1	Lump Sum Payments	31
7.2	Manner of Lump Sum Payments	31
7.3	Manner of Other Payments	31
7.4	Special Rules	31

ARTICLE VIII OPTIONAL PAYMENTS AFTER RETIREMENT		33

8.1	Participant’s Election of Form of Payment	33
8.2	Election to Defer Payment	34
8.3	Time of Participant’s Election	35
8.4	Revocation of Participant’s Election	35
8.5	Disabled Participants	35
8.6	Required Minimum Distributions during Participant’s Lifetime	35
8.7	Latest Commencement of Payments	36

ARTICLE IX PAYMENTS AFTER TERMINATION OF SERVICE BEFORE RETIREMENT		37

9.1	Lump Sum Payment	37
9.2	Service with Certain Related Corporations	38
9.3	Notice and Consent Requirements for Immediately Distributable Amounts	38

ARTICLE X PAYMENTS AFTER DEATH		39

10.1	Participants and Retired Participants	39
10.2	Death of Participant before Distributions Begin	39
10.3	Required Minimum Distributions after Participant’s Death	40
10.4	Designation of Beneficiary	41

-iii-

ARTICLE XI OTHER PAYMENTS		42

11.1	Payment in the Case of Hardship	42
11.2	Elective Payments to Certain Participants	44
11.3	Loans to Participants	44
11.4	Optional Withdrawal for Retired Participants and Participants Having Attained Age 59 1⁄2	44
11.5	Withdrawal of Employee Contributions	45
11.6	Direct Rollover	45
11.7	Employer Elections Regarding Roth IRAs	46
11.8	Heart Act	46

ARTICLE XII PLAN ADMINISTRATION		49

12.1	Appointment of the Employee Benefits Committee	49
12.2	Designation of the Plan Administrator	49
12.3	Designation of the Named Fiduciary	49
12.4	Bonding	49
12.5	Performance of Fiduciary Responsibilities	49
12.6	Allocation and Delegation of Fiduciary Responsibilities	49
12.7	Indemnification	50
12.8	Ministerial Functions	50
12.9	Meetings	50
12.10	Election of Chairman and Secretary and Keeping of Records	50
12.11	Rules; Claims Procedure; Interpretation of the Plan; and Agent for Service of Process	50
12.12	Certifications	51
12.13	Acceptance of Appointment	51
12.14	Special Rules Related to ESOP Merger	51

ARTICLE XIII NONASSIGNABILITY		52

ARTICLE XIV SPECIAL PROVISIONS RELATING TO COMPANY STOCK		53

14.1	Tender for Company Securities	53
14.2	Voting Company Stock	55
14.3	Company Stock Diversification Requirements	56

ARTICLE XV GENERAL PROVISIONS		57

15.1	Exclusive Benefit of Members	57
15.2	No Right to Employment	57
15.3	Reports to Participants	57
15.4	New Jersey Law to Govern	57
15.5	Payment of Benefits With Regard to an Incompetent or Minor	57
15.6	Communication; Forms	57
15.7	Number	58
15.8	Procedure if Payee Unknown	58

-iv-

15.9	No Contractual Obligation to Make Payments	58
15.10	Payment of Costs of Plan	58
15.11	Transfer of Employment	58
15.12	Compliance with ERISA and the Code	58
15.13	Effect of Headings	58
15.14	Qualified Domestic Relations Order	58

ARTICLE XVI AMENDMENT, TERMINATION, AND MERGER		60

16.1	Amendment, Termination	60
16.2	Distribution on Termination	60
16.3	Merger, Consolidation, or Transfer	61

ARTICLE XVII TOP-HEAVY PROVISIONS		62

17.1	Top-Heavy Provisions	62
17.2	Top-Heavy Definitions	63
17.3	Minimum Contribution	63

APPENDIX A		A-1

-v-

PREAMBLE

Effective January 1, 1976, The Chubb Corporation (“Chubb”) established the Capital Accumulation Plan of The Chubb Corporation, Chubb & Son Inc. and Participating Affiliates (the “Plan”) for the benefit of its eligible employees and its participating affiliates.

WHEREAS, subsequent to January 1, 1976, the Plan was amended to comply with the Uruguay Round Agreements Act (GATT), the Uniformed Services Employment and Reemployment Rights Act of 1994 (USERRA), the Small Business Job Protection Act of 1996, the Taxpayer Relief Act of 1997, and the Internal Revenue Service Restructuring and Reform Act of 1998; and

WHEREAS, effective January 1, 2004, the Plan was amended to comply with the Economic Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”), technical corrections made by the Job Creation and Worker Assistance Act of 2002 (“JCWAA”), and other regulatory guidance; and

WHEREAS, effective October 29, 2004, The Chubb Corporation Employee Stock Ownership Plan was merged into the Plan; and

WHEREAS, effective January 1, 2008, the Plan was amended and restated to comply with regulatory guidance, incorporate various administrative changes, and to shorten the name of the Plan to the Capital Accumulation Plan of The Chubb Corporation; and

WHEREAS, on August 19, 2011, a favorable determination letter was obtained for the Plan, which determination letter covered Amendment Numbers 1 through 8 to the Plan; and

WHEREAS, the Plan was timely amended by Amendment Numbers 9 to 10 to make various Plan design changes to keep the Plan in compliance with all applicable tax requirements, including the Pension Protection Act of 2006 (“PPA”), the Heroes Earnings Assistance and Relief Tax Act of 2008 (“HEART”), the Emergency Economic Stabilization Act of 2008 (“EESA”) and the Workers Retiree and Employer Recovery Act of 2008 (“WRERA”); and

WHEREAS, Revenue Procedure 2005-66 as modified by Revenue Procedures 2007-44, introduced a new “staggered” determination letter program to require employers to submit their retirement plans during different “Cycles”, based upon their Employer Identification Numbers (“EINs”); and

WHEREAS, the Plan, as amended and restated effective as of January 1,2012, is required to be submitted to the IRS under Cycle B, as contained in Revenue Procedure 2012-6, between February 1, 2012 and January 31, 2013 for an updated individual determination letter; and

WHEREAS, Section 16.1 of the Plan permits the Employee Benefits Committee to amend the Plan.

NOW, THEREFORE, effective January 1, 2012, except as indicated elsewhere, the Plan is hereby amended and restated as follows:

ARTICLE I

DEFINITIONS

1.1 “Affiliate” means the Employer and any corporation that is a member of a controlled group of corporations (as defined in Section 414(b) of the Code) that includes the Employer; any trade or business (whether or not incorporated) which is under common control (as defined in Section 414(c) of the Code) with the Employer; any organization, service group (as defined in Section 414(m) of the Code) that includes the Employer; and any other entity required to be aggregated with the Employer pursuant to regulations under Section 414(o) of the Code.

1.2 “Authorized Leave of Absence” means any absence authorized by the Company without loss of employment status, whether or not Compensation is paid during such absence, and determined on a uniform, nondiscriminatory basis. Any period during which an Employee is Disabled (including while receiving workers’ compensation payments), on vacation, or rendering service in the Armed Forces of the United States shall not be considered an Authorized Leave of Absence. Notwithstanding any provision in the Plan to the contrary, effective on and after December 12, 1994, a period of Military Leave shall constitute an Authorized Leave of Absence and shall be credited as employment for purposes of determining a Participant’s Service and Vesting Years of Service solely to the extent required by USERRA.

1.3 “Board of Directors” means the board of directors of the Company.

1.4 “Break in Service” means (i) severance from service for the entire 12-consecutive-month period commencing on the date on which a Participant terminates service and (ii) any additional continuous period during which such severance continues; provided that for an absence attributable to a maternity/paternity leave, as defined below, a Participant’s service shall be deemed terminated on the first anniversary of the first day of the maternity/paternity leave and his or her severance from service for purposes of determining whether a break in service has occurred shall be deemed to occur on the second anniversary of the first day of the maternity/paternity leave. For purposes of this Section, a “maternity/paternity leave” means an absence from work for any period by a Participant for any of the following reasons:

(A) the pregnancy of the Participant;

(B) the birth of a child to the Participant;

(C) the placement of a child with the Participant in connection with the adoption of such child by the Participant; or

(D) the caring for such child by the Participant for a period beginning immediately following such birth or placement;

provided, however, that in order for a Participant’s absence to qualify as a maternity/paternity leave, the Participant must furnish the Employee Benefits Committee or its designee, in a timely manner, with such information and documentation as the Employee Benefits Committee may reasonably request to establish that the absence from work is for reasons referred to above.

1.5 “Chubb ESOP” means The Chubb Corporation Employee Stock Ownership Plan, which was merged into and became part of this Plan as of the ESOP Merger Date.

1.6 “Chubb ESOP Account” means the account established under Section 6.6 for a Participant who, on the ESOP Merger Date, had an interest in Company Stock under the Chubb ESOP.

1.7 “Code” means the Internal Revenue Code of 1986, as it may be amended from time to time.

1.8 “Company” means The Chubb Corporation, a New Jersey corporation.

1.9 “Company Stock” means the shares of common stock of the Company or shares of preferred stock of the Company that are convertible into such common stock, provided that, in either event, such stock is an “employer security” within the meaning of Section 409(l) of the Code.

1.10 “Compensation” means the aggregate remuneration received by an Eligible Employee, while such Employee is a Participant in the Plan or the Prior Plan, including the amounts described in paragraph (A) below and excluding the amounts described in paragraph (B) below.

(A) Inclusions: “Compensation” includes (i) base salary plus overtime pay; (ii) incentive bonuses and other performance-based awards, including spot bonuses received for exceptional performance, to the extent payment of these amounts is not deferred; (iii) cash distributions made from the Profit Sharing Plan of The Chubb Corporation (as may be amended from time to time, together with any predecessor and/or successor thereto); (iv) employee pre-tax deferrals made under the Plan; (v) employee pre-tax contributions under an Employer-sponsored plan described in Section 125 of the Code; and (vi) vacation pay while an active employee.

Effective on and after December 12, 1994, Compensation shall be imputed to an Employee during a period of Military Leave solely to the extent required by USERRA.

(B) Exclusions: “Compensation” excludes (i) special awards not described in paragraph (A)(ii) above, such as (but not limited to) attendance awards, learning awards, recruiting awards, retention awards and bonuses paid on account of a Participant’s continued service; (ii) any cost of living differential; (iii) any expense subsidy or reimbursement; (iv) any stock option (and the exercise thereof), stock grant (and the vesting thereof) or other stock-based award (including any amount paid in cash in full or partial satisfaction of taxes due on such stock option, stock grant or stock-based award); (v) any award described in paragraph (A)(ii) above the receipt of which the Participant has elected to defer; (vi) any other type of deferred compensation; (vii) Employer contributions to this Plan, any profit sharing plan (other than the plan listed in paragraph (A)(iii) above) or any group insurance or benefit plan; (viii) payment for unused vacation time in the Plan Year in which the Participant retires or otherwise terminates employment; (ix) severance pay; (x) any amount received as either a settlement payment or a judgment in litigation or threatened litigation; (xi) any amount paid in consideration for a release of a potential cause(s) of action, etc.; and (xii) any imputed income other than imputed income required by USERRA.

(C) Limitations on Amount of Compensation: The annual compensation of each Participant taken into account in determining allocations shall not exceed $200,000. Annual compensation means compensation during the Plan Year or such other 12-consecutive-month period over which compensation is otherwise determined under the Plan (the “determination period”). The $200,000 limit on annual compensation under this paragraph (C) shall be adjusted for cost-of-living increases in accordance with Section 401(a)(17)(B) of the Code. The cost-of-living adjustment in effect for a calendar year applies to annual compensation for the determination period that begins with or within such calendar year.

(D) (1) For purposes of applying the Section 415 of the Code, and for purposes of applying other rules and limitations that involve a definition of Compensation that is determined by reference to Section 415(c) of the Code (herein, “415 Compensation”) effective for Limitation Years beginning January 1, 2008, “415 Compensation” means a Participant’s wages, salary, fees for professional services, overtime, bonuses, commissions, compensation based on a percentage of profits, tips, bonuses, fringe benefits, reimbursements or other expense allowances under a non-accountable plan under Section 1.62-2(c) of Treasury Regulations, and any other amounts received (whether or not in cash) for personal services rendered while in Service from any Employer or an Affiliate (modified as required to comply with Section 415(h) of the Code). A self-employed Participant’s 415 Compensation is his earned income from any Employer within the meaning of Section 401(c)(2) of the Code, excluding income from an Employer for which the Participant’s personal services are not a material income-producing factor. A self-employed Participant’s earned income shall exclude any qualified plan contributions on his behalf which are deductible under Section 404 of the Code, and shall take into account the Employer’s deduction under Section 164(f) of the Code.

      (2) A Participant’s 415 Compensation shall include (i) amounts which are excluded from the Employee’s gross income pursuant to Sections 125, 132(f)(4), 402(e)(3), 402(h)(1)(B), 402(k), or 457(b) of the Code, (ii) amounts excludable from gross income under Sections 872, 893, 894, 911, 931 and 933 of the Code, (iii) amounts described in Sections 104(a)(3), 105(a), and 105(h) of the Code to the extent includable in gross income, (iv) amounts received from an Employer for moving expenses which are not deductible under Section 217 of the Code, (v) amounts includable in gross income in the year of, and on account of, the grant of a nonqualified stock option, or under an unfunded nonqualified plan of deferred compensation, or otherwise includable pursuant to Section 83(b) of the Code; and (vi) amounts includable in income under Section 409A or 457(f)(1)(A) of the Code or because the amounts are constructively received by the Participant.

      (3) A Participant’s 415 Compensation shall exclude (i) Employer contributions to or amounts received from a plan of deferred compensation (whether or not qualified), a simplified employee pension account, or a SIMPLE IRA under Section 408(p) of the Code, if these amounts are not included in income, (ii) amounts includable in gross income pursuant to Section 83(a) of the Code, (iii) amounts includable in gross income upon the exercise of nonqualified stock option or upon the disposition of stock acquired under any stock option

(including a statutory stock option) or grant, (iv) any other amounts that receive special tax benefits which are excludable from the Participant’s income and are not salary deferrals under Section 125 of the Code, and (v) other similar items as determined by the Internal Revenue Service.

(4) A Participant’s 415 Compensation shall include compensation paid after his severance from Service if (a) it is regular compensation for services during the Participant’s regular working hours or regular overtime, shift differentials, commissions and bonuses, (b) it is paid no later than 2 1/2 months after the Participant’s severance from Service with the Employers, or before the end of the Limitation Year which includes the severance from Service, if later and (c) the amounts would have been included in 415 Compensation if they had been paid before the severance from Service. In addition, a Participant shall be deemed to have 415 Compensation equal to the compensation he would have received if he were not on Military Leave for the period he is on leave for Qualified Military Service based on his rate of pay or if compensation for the period is not reasonably certain, based on the Participant’s average compensation during the 12 month period (or such shorter period if he does not have 12 months of Service with the Employers) preceding the Qualified Military Service. Notwithstanding the foregoing, for Limitation Years beginning after 2008, 415 Compensation shall include differential wages as defined in Section 3401(h)(2) of the Code, if paid to all Employees who are performing duties in the uniformed services, on a reasonably equivalent basis.

(5) A Participant shall be deemed to have 415 Compensation equal to the compensation he would have received if the Participant is permanently and totally disabled as defined in Section 22(e)(3) of the Code based on the rate of compensation the Participant received immediately prior to becoming disabled, following his severance on account of disability, in accordance with all Employer policies and procedures.

1.11 “Designated Beneficiary” means the individual who is designated as the beneficiary under the Plan and who is the designated beneficiary under Section 401(a)(9) of the Code and Treas. Reg. §1.401(a)(9) A-1.

1.12 “Disabled or Disability” means the Participant satisfies the conditions described in one or more of subsections (A), (B), and/or (C) as follows:

(A) The Participant is eligible for and receiving long-term disability benefits under his or her Employer’s long-term disability benefit plan.

(B) The Participant is eligible for and receiving disability benefits under the Social Security Act.

(C) The Participant is receiving workers’ compensation payments.

A Participant will cease to be Disabled if he or she ceases to be described in subsections (A), (B), and/or (C). At any time up to such Participant’s retirement, the Employee Benefits Committee may require him or her to provide satisfactory evidence that he or she continues to be Disabled.

1.13 “Distribution Calendar Year” means a calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year that contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin under Section 10.2. The required minimum distribution for the Participant’s first Distribution Calendar Year will be made on or before the Participant’s Required Beginning Date. The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of that Distribution Calendar Year.

1.14 “Effective Date” means, for this amended and restated Plan, January 1, 2012. The Plan was originally established effective as of January 1, 1976.

1.15 “Elective Deferrals” means contributions made to the Plan during the Plan Year by the Employer, at the election of the Participant, in lieu of cash compensation and shall include pre-tax Pay Conversion Contributions and Catch-Up Contributions made pursuant to a salary reduction agreement.

1.16 “Eligible Employee” means any Employee in employment in the United States or on the payroll of a United States Employer and who receives Compensation from the Employer that is reported on a Form W-2 from the Employer, or who is on an Authorized Leave of Absence, regardless of whether Compensation is paid during such Authorized Leave of Absence, but shall not include (i) Employees designated as “hourly-paid” employees on the payroll of their Employers, (ii) interns, (iii) doctors, nurses, technicians, and clerical help employed for the sole purpose of rendering medical services to employees of policyholders under workers’ compensation or employer liability policies and whose compensation is directly chargeable as project site medical expense against such policies, (iv) individuals who are leased employees, including leased employees within the meaning of Section 414(n)(2) of the Code, (v) outsourced workers who were formerly Employees, or (vi) temporary agency hires, independent contractors, or consultants, including any individuals who are designated (at the time such individuals are performing service for the Employer) as any of the foregoing. Any individual who is designated (at the time such individual is performing service for an Employer), on the records of the Employer or in agreements with the Employer, as any of the types of workers described in clauses (iv), (v), and (vi) of the preceding sentence shall continue to be excluded from the definition of “Eligible Employee” regardless of whether any such individual is determined to be a common law employee of an Employer by the Internal Revenue Service, a court, or other governmental or regulatory authority.

A leased employee within the meaning of Section 414(n)(2) is an individual who provides services for the Employer or an Affiliated Employer if (i) such services are provided pursuant to an agreement between the Employer or an Affiliated Employer and any other person, (ii) such individual has performed such services for the Employer or an Affiliated Employer on a substantially full-time basis for a period of at least one year, and (iii) such services are performed under the primary direction or control of the Employer or an Affiliated Employer.

1.17 “Employee” means any person, including an officer or director, who is employed by an Employer or an Affiliate as a common law employee for Federal income tax withholding purposes. The term “Employee” shall include leased employees to the extent required by Section 414(n) of the Code. However, only Employees who are Eligible Employees are eligible to participate in the Plan.

1.18 “Employee Benefits Committee” means the Committee appointed as the Plan Administrator pursuant to Section 12.1.

1.19 “Employee Contributions” means after-tax contributions to the Plan made by a Participant during the Plan Year other than pre-tax Pay Conversion Contributions.

1.20 “Employer” means the Company and any Affiliate participating in this Plan. Any subsidiary or affiliate not participating in this Plan on the Revision Date may do so thereafter by having its board of directors adopt this Plan, and obtaining the consent to such adoption by the Board of Directors.

1.21 “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

1.22 “ESOP Merger Date” means October 29, 2004, which is the date on which The Chubb Corporation Employee Stock Ownership Plan merged into this Plan.

1.23 “Fiduciary Responsibilities” means those operational and administrative duties required to be performed by fiduciaries pursuant to the provisions of Part 4 of Subtitle B of Title I of ERISA.

1.24 “Former Participant” means an individual who was formerly a Participant but who is no longer an Employee and does not have any interest in the Trust Fund.

1.25 “Highly Compensated Employee” means (i) a Highly Compensated Former Employee and (ii) a Highly Compensated Current Employee.

The term “Highly Compensated Current Employee” means any Employee who: (A) was a five percent owner at any time during the Plan Year or the preceding Plan Year; or (B) for the immediately preceding Plan Year had Compensation in excess of $80,000 (indexed at such time and in such manner as the Secretary of the Treasury may provide).

The determination of who is a Highly Compensated Employee, including the determination of the number and identity of Employees in the top-paid group, if applicable, will be made in accordance with the provisions of Section 414(q) of the Code and the regulations issued thereunder.

A former Employee shall be treated as a Highly Compensated Former Employee if such Employee was a Highly Compensated Employee when he or she separated from service or was a Highly Compensated Employee at any time after attaining age 55.

1.26 “Life Expectancy” means life expectancy as computed by use of the Single Life Table in Treas. Reg. §1.401(a)(9)-9.

1.27 “Matching Contribution” means any contribution to the Plan made by the Employer for the Plan Year and allocated to a Participant’s account by reason of the Participant’s Employee Contributions or Elective Deferrals.

1.28 “Military Leave” means an absence from employment with the Employer due to the performance of duty, on a voluntary or involuntary basis, in a uniformed service of the United States under competent authority and includes active duty, active duty for training, initial active duty for training, inactive duty training, full-time National Guard duty, and an examination to determine the fitness of the person to perform any such duty. A person shall not be deemed to have been absent due to Military Leave unless (i) such person has given advance written or verbal notice of such uniformed service to the Employer; (ii) the cumulative length of the absence and all previous Military Leaves from the Employer does not exceed five years or such other period of time permitted by USERRA; and (iii) such person reports to, or submits an application for reemployment to, the Employer in accordance with paragraphs (e) and (f) of Section 4312 of USERRA.

1.29 “Named Fiduciary” means the fiduciary, as such term is defined in Section 3(21) of ERISA, who is named in the Plan as required by Section 402(a) of ERISA and designated in Section 12.3.

1.30 “Non-Highly Compensated Employee” means an Employee who is not a Highly Compensated Employee.

1.31 “Participant” means a person described in Section 2.1 and an Employee who has begun participation pursuant to Section 2.2(B).

1.32 “Participant’s Account Balance” means, for purposes of the minimum distribution rules under Section 401(a)(9) of the Code, the Participant’s account balance as of the last Valuation Date in the calendar year immediately preceding the Distribution Calendar Year (“valuation calendar year”), increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the Valuation Date, and decreased by distributions made in the valuation calendar year after the Valuation Date. A Participant’s Account Balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the Distribution Calendar Year if distributed or transferred in the valuation calendar year.

1.33 “Participant’s Annual Additions” means the amount allocated to a Participant’s account for a Plan Year that consists of (i) Employer contributions to the Trust Fund on behalf of the Participant pursuant to Article IV including Pay Conversion Contributions and Matching Contributions, (ii) Employee Contributions, and (iii) amounts described in Sections 415(l)(1) and 419A(d)(2) of the Code.

1.34 “Pay Conversion Contribution” means a pre-tax Elective Deferral in the form of an Employer contribution made pursuant to Section 4.2.

1.35 “Plan” means the Capital Accumulation Plan of The Chubb Corporation as set forth herein and as it may be amended from time to time. Prior to January 1, 2008, the Plan was named the Capital Accumulation Plan of The Chubb Corporation, Chubb & Son Inc. and Participating Affiliates.

1.36 “Plan Administrator” means the person specified in Section 3(16) of ERISA and designated in Section 12.2.

1.37 “Plan Year” means the calendar year.

1.38 “Qualified Military Service” means qualified military service as defined in Section 414(u) of the Code.

1.39 “Required Beginning Date” means the date specified in Section 7.4.

1.40 “Retired Participant” means a Participant who has retired on his or her Retirement Date and who still has an interest in the Trust Fund.

1.41 “Retirement Date” means the Participant’s “Normal Retirement Date” or “Early Retirement Date” under the Pension Plan of The Chubb Corporation (or its successor), or, if later, the date of his or her termination of employment after age 65.

1.42 “Retirement Investment Committee” means the Committee appointed by the Board of Directors to oversee the investment of assets under the Plan. The Retirement Investment Committee shall be governed by its charter.

1.43 “Rollover Participant” means an Employee not otherwise eligible to be a Participant who has made a rollover contribution pursuant to Section 4.9.

1.44 “Service” means, with respect to any Employee, the Employee’s period of employment with an Employer or any Affiliate beginning on the date the Employee first completes an Hour of Service and ending on the Employee’s Severance Date, provided that:

(A) If the Employee’s employment is terminated and the Employee is later reemployed within one year of the earlier of (i) his or her Severance Date or (ii) the first day of an absence from service immediately preceding the Employee’s Severance Date the period between the Employee’s Severance Date and the Employee’s date of reemployment shall be included in the Employee’s Service;

(B) If the Employee shall have been absent from the service of an Employer or any Affiliate because of service in the Armed Forces of the United States and if he or she shall have returned to the service of an Employer or an Affiliate having applied to return while his or her reemployment rights were protected by law, that absence shall be included in the Employee’s Service; and

(C) Effective January 1, 2006, if the Employee’s employment is terminated, and the Employee is later reemployed, the Employee’s Service after reemployment shall be aggregated with his or her previous period or periods of Service (other than Service not required to be aggregated pursuant to this paragraph (2) by reason of a prior termination of employment) after such Employee completes a year of Service after such reemployment; provided, however, that such Employee’s Service prior to such reemployment shall be disregarded if the Employee’s employment was terminated when the Employee (i) was 0% vested in his or her Chubb ESOP Account and Matching Contributions pursuant to Article III, (ii) had made no Elective Deferrals or Employee Contributions, and (iii) had incurred at least five consecutive one-year Breaks in Service prior to the date of such reemployment. Notwithstanding the foregoing, if the Employee’s employment is terminated, and the Employee is later reemployed on or after January 1, 2008, the Employee’s Service after reemployment shall be aggregated with his or her previous period or periods of Service.

1.45 “Service with an Employer” means any period of employment as an Employee of an Employer and any “Service” as defined in Section 1.7 of the Superseded Plan. To the extent specified by the Board of Directors or the Employee Benefits Committee, employment with a corporation, business, or business unit substantially all of the stock or assets of which have been acquired by the Company or an Affiliate shall be treated as employment with an Employer. Periods during which an Employee is on an Approved Leave of Absence shall be counted as Service with an Employer.

1.46 “Severance Date” means the earlier of:

(A) the date on which an Employee quits, retires, is discharged, or dies, or

(B) the first anniversary of the first day of a period in which an Employee remains absent from service (with or without pay) with the Employer or an Affiliate for any reason other than quit, retirement, discharge or death, such as vacation, holiday, sickness, Disability (including while receiving Workers’ Compensation payments), Authorized Leave of Absence, or layoff; or

(C) the second anniversary of the first day of a period in which an Employee remains absent from service (with or without pay) with Employer by reason of pregnancy, the birth of the Employee’s child, the placement of a child with the Employee in connection with the adoption of such child by such Employee, or the need to care for such Employee’s child during the period immediately following such child’s birth or placement. Any such absence shall not be taken into account unless such Employee furnishes the Employee Benefits Committee such timely information as the Employee Benefits Committee may require to establish that the absence from employment is for such reason. The period of absence between the first and second anniversaries of the first day of absence shall not be included as Service.

1.47 “Superseded Plan” means the Chubb & Son Inc. Profit Sharing Plan as in existence on December 31, 1975.

1.48 “Trust Agreement” means the agreement and declaration of trust described in Section 6.1.

1.49 “Trust Fund” means the fund described in Section 6.2.

1.50 “Trustee” means Fidelity Management Trust Company or any successor appointed by the Retirement Investment Committee.

1.51 “Unvested Transferred ESOP Assets” means with respect to any Participant those assets transferred from the Participant’s Chubb ESOP Account to another investment Fund pursuant to Section 6.4 at a time at which the Participant is not fully vested in the balance credited to such Chubb ESOP Account, and that are deemed part of that Participant’s Chubb ESOP Account pursuant to Section 6.6 hereof.

1.52 “USERRA” means the Uniformed Services Employment and Reemployment Rights Act, as amended from time to time.

1.53 “Valuation Date” means, unless otherwise determined by the Retirement Investment Committee, 4:00 P.M. eastern standard time on any business day except that for purposes of Section 6.3 it means the last day of any payroll period specified by the Retirement Investment Committee; for purposes of Articles VII, VIII, and IX, it means the last business day of each month, calendar quarter, semi-annual or annual period, as elected by the Participant in accordance with rules prescribed by the Retirement Investment Committee; and for purposes of Article X it means the last business day of a calendar quarter.

1.54 “Vesting Years of Service” means, with respect to any Employee, the Employee’s period of Service. The Employee’s Service counted in computing Vesting Years of Service need not be consecutive or continuous and all fractional Service shall be aggregated on the basis that 365 days of Service equal one Vesting Year of Service.

ARTICLE II

PARTICIPATION

2.1 Participants Immediately Prior to Amendment and Restatement Effective Date. Each person who was a Participant on December 31, 2011 shall be a Participant in the Plan on the Amendment and Restatement Date.

2.2 Employees Who Become Participants on or after Amendment and Restatement Date.

(A) Eligibility for Matching Contributions. Subject to such administrative requirements and enrollment procedures as may be prescribed by the Employee Benefits Committee effective as of January 1, 2012, an Employee who make pre-tax Pay Conversion Contributions shall become eligible to receive Matching Contributions on the first day of the month following completion of one full calendar month of Service as an Eligible Employee. For the avoidance of doubt, any Employees who were not eligible to receive Matching Contributions prior to January 1, 2012 shall become eligible to receive Matching Contributions on January 1, 2012; provided that they have completed one full calendar month of Service as an Eligible Employee by such date.

(B) Eligibility to Make Pay Conversion Contributions and Employee Contributions. Subject to such administrative requirements and enrollment procedures as may be prescribed by the Employee Benefits Committee, an Eligible Employee shall be able to make Pay Conversion Contributions pursuant to Section 4.2 and Employee Contributions pursuant to Section 4.1(A) on the first day of the month following completion of one full calendar month of service as an Eligible Employee. Except for purposes of Section 4.1(B), such an Eligible Employee shall be considered a Participant during the period in which such Eligible Employee is eligible to make Pay Conversion Contributions and Employee Contributions.

(C) Persons Who Become Eligible Employees after Providing Service Not as an Eligible Employee. Any person who is not an Eligible Employee but is compensated by an Employer or an Affiliate and who becomes an Eligible Employee shall be eligible to be a Participant (i) on the date he or she becomes an Employee if immediately prior to such date he or she was a participant in the Chubb Global Profit Sharing Plan or (ii) in accordance with Section 2.2(A) or 2.2(B), as applicable.

(D) Duration of Participation. All Participants shall continue to be Participants, unless they have become Former Participants; except that a Participant who has not become a Former Participant may be required to comply with such rules and conditions established by the Employee Benefits Committee, before being eligible to utilize features of the Plan to which such rules and conditions apply.

(E) Exclusion of Employees in Puerto Rico. Notwithstanding any provisions of the Plan to the contrary, effective as of January 1, 2011, any Employees of the Employer or any Affiliate employed in the territory of Puerto Rico shall not be eligible to participate in the Plan. To the extent any Employees in Puerto Rico previously participated in the Plan, their Accounts shall remain in the Plan, subject to distribution in accordance with all other provisions of the Plan.

2.3 Rehired Employee. Subject to such administration requirements and enrollment procedures as may be prescribed by the Employee Benefits Committee, a Participant who ceases to be an Eligible Employee and who is subsequently reemployed as an Eligible Employee shall recommence active participation for purposes of Pay Conversion Contributions and Employee Contributions and receipt of Matching Contributions after reemployment as an Eligible Employee on the first day of the month following completion of one full calendar month of Service as an Eligible Employee after such reemployment. An Eligible Employee who is rehired and who was not previously a Participant in the Plan shall become a Participant following reemployment in accordance with Section 2.2.

2.4 Suspension of Membership. A Participant who ceases to be an Eligible Employee, but remains an Employee, shall be ineligible to make contributions pursuant to Article IV, but shall be considered to be a Participant for all other purposes of the Plan. Subject to such administrative requirements and enrollment procedures as may be prescribed by the Employee Benefits Committee, the suspension shall be removed and such individual shall again become eligible to make contributions as of the first day of the month following completion of one full calendar month of Service after the date he or she again becomes an Eligible Employee.

ARTICLE III

VESTING

3.1 First Hour of Service prior to January 1, 1993. With respect to each Participant who had an Hour of Service prior to January 1, 1993, the right to the entire interest in the Trust Fund of such Participant shall at all times be nonforfeitable.

3.2 First Hour of Service on or after January 1, 1993. With respect to each Participant who has his or her first Hour of Service on or after January 1, 1993, amounts attributable to Matching Contributions and the Participant’s Chubb ESOP Account (including any Unvested Transferred ESOP Assets deemed held in such Chubb ESOP Account pursuant to Section 6.6) shall be fully nonforfeitable at the earlier of such Participant’s (i) death or Disability prior to termination of Service, (ii) attainment of age 65 prior to termination of Service, or (iii) completion of five years of Service, except that, solely with respect to amounts attributable to Matching Contributions (x) to Participants who first became eligible to receive Matching Contributions after December 31, 2001 and (y) to Participants who were eligible to receive Matching Contributions on December 31, 2001 who would benefit by such change in vesting, the “completion of five years of Service” requirement in (iii) above is deleted and a Participant’s accrued benefit derived from Matching Contributions shall vest as provided below:

Vesting Years of Service	Nonforfeitable Percentage
Fewer than 2	0
2	20
3	40
4	60
5	80
6 or more	100

Notwithstanding the immediately preceding paragraph, solely with respect to amounts attributable to Matching Contributions, effective for Eligible Employees who first become Participants after December 31, 2011, such Participants shall become fully vested in any Matching Contributions (and earnings (or losses) with respect thereto) upon the completion of three years of Service. In the case of a Participant who was an Eligible Employee on December 31, 2011, such Participant’s accrued benefit derived from Matching Contributions shall vest in accordance with the vesting schedule in effect with respect to such Participant on December 31, 2011 or the new three-year cliff vesting schedule (in each case as set forth in Appendix A), whichever results in the higher nonforfeitable percentage. With respect to a Participant who ceases to be an Employee and who is subsequently reemployed as an Eligible Employee, such Participant’s accrued benefit derived from Matching Contributions shall vest in accordance with the vesting schedule in effect with respect to such Participant at the time of such Participant’s separation from service or the vesting schedule in effect on the date on which such Participant is reemployed as an Eligible Employee (in each case as set forth in Appendix A), whichever results in the higher nonforfeitable percentage.

3.3 Forfeitures. Upon the distribution of the vested portion of a Participant’s account, the unvested portion of the units standing to the credit of such Participant (including, without limitation, any units allocated, or deemed allocated pursuant to Section 6.6, to the Participant’s Chubb ESOP Account) shall be forfeited. In the event that a former Participant resumes employment with the Company or an Affiliate, prior to incurring five consecutive one-year Breaks in Service, any amounts previously forfeited by the Participant shall be restored to the Participant’s account, but shall remain subject to the vesting provisions of Section 3.2. The Employee Benefits Committee or Retirement Investment Committee shall direct the Trustee to apply forfeitures during each Plan Year (i) to restore amounts previously forfeited by Participants but required to be reinstated upon resumption of employment; (ii) to pay administrative expenses relating to the Plan; (iii) to be allocated to Participant’s accounts in accordance with Section 4.1(B); or (iv) to reduce the Employer Contributions attributable to such Plan Year that are required by Section 4.1(B). If forfeitures for any Plan Year are insufficient to restore forfeitures required to be restored by this Section, the relevant Employer shall contribute the balance required for that purpose.

ARTICLE IV

CONTRIBUTIONS

4.1 Basic Contributions.

(A) Employee Contributions. Employee Contributions may be made in a manner prescribed by the Employee Benefits Committee but in no event shall such Employee Contributions by a Participant for a Plan Year (including Pay Conversion Contributions for the Plan Year) exceed an amount equal to 50 percent of such Participant’s Compensation for such Plan Year and in no event shall an Employee Contribution by a Participant for a payroll period (including any Pay Conversion Contribution for such payroll period) exceed an amount equal to 50 percent of such Participant’s Compensation for such payroll period. The determination of whether a Participant has reached the 50 percent limit for the Plan Year shall be determined at or near the end of the Plan Year.

(B) Employer Contributions.

(1) For each payroll period beginning after December 31, 2011 and subject to the rules of Section 4.4 and Article V, the Employer shall make a Matching Contribution to the accounts of those Participants who are eligible for a Matching Contribution, as set forth in Section 4.1(B)(2), in an amount equal to $1.00 for each $1.00 contributed by the Participant as an Elective Deferral (excludes Catch-Up Contributions), but such Matching Contribution shall be limited for each Participant to an amount which does not exceed four percent of such Participant’s deferrable Compensation for such payroll period (provided that Compensation for such payroll period shall exclude any imputed income for such payroll period or any compensation that may not be deferred under the rules of the Plan); provided that, for each Plan Year beginning after December 31, 2011 and subject to the rules of Section 4.4 and Article V, the Employer shall make an additional Matching Contribution (a “True-Up Contribution”) to the account of each Participant who is eligible for a True-Up Contribution, as set forth in Section 4.1(B)(2), in an amount equal to the positive difference, if any, between (x) the Matching Contribution that would have been allocated to such Participant’s account has such Matching Contributions been determined on the basis of such Participant’s Compensation for such Plan Year and (y) the Matching Contributions previously allocated to such Participant’s account for such Plan Year.

(2) A Participant who makes Elective Deferrals under the Plan will be eligible to receive a Matching Contribution or a True-Up Contributions, as applicable, under Section 4.1(B)(1) only if he or she was eligible to receive Matching Contributions on January 1, 2012 or thereafter became eligible to receive Matching Contributions pursuant to Section 2.2(A) and

(a) is an Eligible Employee on the last business day of the payroll period with respect to which such Matching Contribution relates (or, in the case of a True-Up Contribution, on the last business day of the Plan Year with respect to which such True-Up Contribution relates);

(b) dies, becomes Disabled, or terminates employment on or after his or her Retirement Date during the payroll period with respect to which such Matching Contribution relates (or, in the case of a True-Up Contribution, during the Plan Year with respect to which such True-Up Contribution relates); or

(c) has his or her employment severed as a result of (and effective as of the closing of) the sale of all or substantially all of the assets of the Employer or another Affiliate, or as the result of (and effective as of the closing of) the sale of stock of the Employer or another Affiliate, during the payroll period with respect to which such Matching Contribution relates (or, in the case of a True-Up Contribution, during the Plan Year with respect to which such True-Up Contribution relates); or

(d) has his or her employment with the Employer or another Affiliate terminated pursuant to a “reduction in force” (as determined by the Employee Benefits Committee in its sole discretion) during the payroll period with respect to which such Matching Contribution relates (or, in the case of a True-Up Contribution, during the Plan Year with respect to which such True-Up Contribution relates), provided (i) the Participant is entitled to severance pay under the Employer or Affiliate’s severance plan or policy as a result of the termination, (ii) the severance pay is paid or commences at or about the time the Participant terminates employment, and (iii) the severance pay is paid directly by the Employer or Affiliate to the Participant. For example, a “reduction in force” shall generally include, subject to the final determination of the Employee Benefits Committee:

(x) the termination of one or more Employees in response to a formal reduction-in-force program instituted by the Employer or another Affiliate with the intent to eliminate certain employee positions permanently; or

(y) the outsourcing of one or more Employees to another employer which has assumed directly from the Employer or another Affiliate functions previously performed by that Employer or Affiliate.

4.2 Pre-Tax Pay Conversion Contributions.

(A) Except as provided in subsection (B) and Section 4.3, each Employer or several Employers shall contribute for each Participant the amount that such Participant has elected to have contributed on his or her behalf in lieu of compensation otherwise due him or her. In no event may the amount subject to any such election for a Plan Year (including Employee Contributions for the Plan Year) exceed an amount equal to 50 percent of such Participant’s Compensation for such Plan Year and in no event shall a Pay Conversion Contribution by a Participant for a payroll period (including any Employee Contribution for such payroll period) exceed an amount equal to 50 percent of such Participant’s Compensation for such payroll period. The determination of whether a Participant has reached the 50 percent limit for the Plan Year shall be determined at or near the end of the Plan Year. Such pay conversion elections, or any changes in such election, shall be made under such rules and in such manner as the Employee Benefits Committee may in its sole discretion determine. Such election shall remain in effect until canceled or changed. The Employee Benefits Committee shall establish procedures to determine if, and when, pre-tax Pay Conversion Contributions need to be recharacterized as “Catch-Up Contributions” (within the meaning of Section 4.11) to meet the requirements of Section 414(v) of the Code.

(B) Limitation on Right to Elect. In order that the Trust to be established pursuant to the Plan shall at all times continue to qualify under Sections 401(a) and 501(a) of the Code and in order that the Employer Contributions for any year be fully deductible in such year for Federal income tax purposes, the Employee Benefits Committee may reduce to the extent it deems necessary the amount of Pay Conversion Contributions for any year which is to be paid into the Trust Fund.

(C) Special Rule for New Eligible Employees.

(1) Automatic Enrollment for New Employees. For purposes of applying this Section 4.2, on the date an Eligible Employee meets the eligibility requirements to make Pay Conversion Contributions, such Eligible Employee shall be deemed to have (a) elected to become a Participant and to have his or her deferrable Compensation reduced by 4% (and increased automatically each year by 1% to a maximum deemed Pay Conversion Contributions election of 10% of deferrable Compensation);(b) elected to have that amount contributed as a Pay Conversion Contribution on his or her behalf; and (c) agreed to be bound by all the terms and conditions of the Plan. Effective for July 1, 2008 only, the preceding sentence shall apply to those Eligible Employees who met the eligibility requirements to make Pay Conversion Contributions prior to July 1, 2008 but who had never participated previously in the Plan. Pay Conversion Contributions made under this automatic participation provision shall begin as soon as practicable following 30 days from the date that the Eligible Employee receives the notice described in Section 4.2(C)(2) but in no event later than 90 days following receipt of such notice. Pay Conversion Contributions made under this automatic participation provision shall be invested pursuant to Section 6.3.

(2) Right to File a Different Election; Notice to Employee. This Section 4.2(C) shall not apply to the extent a Participant files an election for a different percentage reduction or elects to have no Compensation reduction. Any Eligible Employee shall receive a notice at the time he or she meets the eligibility requirements to make Pay Conversion Contributions and at least 30 days before but not more than 90 days before any deemed election under Section 4.2(C)(l) that describes the Employee’s rights and obligations under this Section 4.2(C) (including identification of how the Eligible Employee can file an election as described in the preceding sentence, the refund right under Section 4.2(C)(3), the specific name and location of the person to whom any such election may be filed, and how the contributions under this Section 4.2(C) will be invested).

(3) Refund of Contributions. A Participant for whom contributions have been made automatically under Section 4.2(C)(1) may elect to withdraw all of the contributions made on his or her behalf under Section 4.2(C)(1), including earnings thereon to the date of the withdrawal. This withdrawal right is available only if the withdrawal election is made within 90 days after the date of the first contribution made under Section 4.2(C)(l) in accordance with Section 414(w) of the Code.

4.3 Limitation on Pre-Tax Pay Conversion Contributions (but not Catch-Up Contributions).

(A) Deferral Limit. No Participant shall be permitted to have elective deferrals made under this Plan, or any other qualified plan maintained by the Employer during any taxable year, in excess of the dollar limitation contained in Section 402(g) of the Code in effect for such taxable year, except to the extent permitted under Section 4.11 of this Plan and Section 414(v) of the Code, if applicable.

(B) Average Actual Deferral Percentage.

(1) The Average Actual Deferral Percentage for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Deferral Percentage for Eligible Participants who are Non-Highly Compensated Employees for the Plan Year multiplied by 1.25; or

(2) The Average Actual Deferral Percentage for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Deferral Percentage for Eligible Participants who are Non-Highly Compensated Employees for the Plan Year multiplied by two, provided that the Average Actual Deferral Percentage for Eligible Participants who are Highly Compensated Employees does not exceed the Average Actual Deferral Percentage for Eligible Participants who are Non-Highly Compensated Employees by more than two percentage points.

(C) Definitions. For the purposes of the Plan, the following definitions shall be used:

(1) “Actual Deferral Percentage” shall mean the ratio (expressed as a percentage), of Elective Deferrals and Qualified Nonelective Contributions on behalf of the Eligible Participant for the Plan Year to the Eligible Participant’s Compensation for the Plan Year.

(2) “Average Actual Deferral Percentage” shall mean the average (expressed as a percentage) of the Actual Deferral Percentages of the Eligible Participants in a group.

(3) “Qualified Nonelective Contributions” shall mean contributions (other than Matching Contributions) made by an Employer and allocated to a Participant’s account that the Participant may not elect to receive in cash until distributed from the Plan and which are not distributable under the Plan until an event described in Section 401(k)(2)(B) of the Code occurs.

(4) “Eligible Participant” shall mean any Employee of the Employer who is otherwise authorized under the terms of the Plan to have Elective Deferrals or Qualified Nonelective Contributions allocated to his or her account for the Plan Year.

(D) Special Rules.

(1) For purposes of this Section, the Actual Deferral Percentage for any Eligible Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Elective Deferrals or Qualified Nonelective Contributions allocated to his or her account under two or more plans or arrangements described in Section 401(k) of the Code that are maintained by the Employer or an Affiliate shall be determined as if all such Elective Deferrals and Qualified Nonelective Contributions were made under a single arrangement.

(2) The determination and treatment of the Elective Deferrals, Qualified Nonelective Contributions and Actual Deferral Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

4.4 Limitations on Employee Contributions and Matching Employer Contributions.

(A) Contribution Percentage.

(1) The Average Contribution Percentage for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Contribution Percentage for Eligible Participants who are Non-Highly

(2) Compensated Employees for the Plan Year multiplied by 1.25; or The Average Contribution Percentage for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Contribution Percentage for Eligible Participants who are Non-Highly Compensated Employees for the Plan Year multiplied by two, provided that the Average Contribution Percentage for Eligible Participants who are Highly Compensated Employees does not exceed the Average Contribution Percentage for Eligible Participants who are Non-Highly Compensated Employees by more than two percentage points.

(B) Definitions. For purposes of this Section, the following definitions shall apply:

(1) “Average Contribution Percentage” shall mean the average (expressed as a percentage) of the Contribution Percentages of the Eligible Participants in a group.

(2) “Contribution Percentage” shall mean the ratio (expressed as a percentage), of the sum of the Employee Contributions and Matching Contributions under the Plan on behalf of the Eligible Participant for the Plan Year to the Eligible Participant’s Compensation for the Plan Year.

(3) “Eligible Participant” shall mean any employee of the Employer who is otherwise authorized under the terms of the Plan to have Employee Contributions or Matching Contributions allocated to his or her account for the Plan Year.

(C) Special Rules.

(1) For purposes of this Section, the Contribution Percentage for any Eligible Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to make Employee Contributions, or to receive Matching Contributions or Elective Deferrals allocated to his or her account under two or more plans described in Section 401(a) of the Code or arrangements described in Section 401(k) of the Code that are maintained by the Employer or an Affiliate shall be determined as if all such contributions and Elective Deferrals were made under a single plan.

(2) In the event that this Plan satisfies the requirements of Section 401(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of Section 401(b) of the Code only if aggregated with this Plan, then this Section shall be applied by determining the Contribution Percentages of Eligible Participants as if all such plans were a single plan.

(3) The determination and treatment of the Contribution Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

4.5 Distributions of Excess Deferrals.

(A) In General. Notwithstanding any other provision of the Plan, (i) Excess Deferral Amounts and income allocable thereto described in Section 4.5(B)(i) shall be distributed to Participants who claim such allocable Excess Deferral Amounts for the preceding calendar year no later than April 15 of the calendar year following the year in which the corresponding Elective Deferrals were made, and (ii) Excess Deferral Amounts and income allocable thereto described in Section 4.5(B)(ii) shall be distributed to Participants no later than March 15 of the calendar year following the Plan Year to which the Excess Deferral Amounts relate.

(B) Definitions. For purposes of this Section, “Excess Deferral Amount” shall mean (i) the amount of Pay Conversion Contributions for a calendar year that exceed the limit of Section 4.3(A) and, if the Participant participates in more than one arrangement described in Section 401(k) of the Code, the amount the Participant allocates to this Plan pursuant to the claim procedure set forth in Section 4.5(C) plus (ii) the excess of Pay Conversion Contributions actually taken into account in computing the Average Deferral Percentage of a Highly Compensated Employee for a Plan Year over the maximum amount of such Elective Deferrals permitted by Section 4.3(B). In the case of an amount described in clause (ii), any reduction applied to a Participant shall be equal to the excess amount which shall first be determined by reducing the highest percentage of Compensation elected as Pay Conversion Contributions to the next highest level of such percentage and so on, until the foregoing limitation rule is satisfied and then reducing the dollar amount starting with the largest dollar amount elected as Pay Conversion Contributions until the aggregate reduction of dollar amounts equals the excess amount previously determined.

(C) Claims. The Participant’s claim for a return of Excess Deferral Amounts described in Section 4.5(B)(i) shall be in writing, shall be submitted to the Plan Administrator no later than March 1, shall specify the Participant’s Excess Deferral Amount for the preceding calendar year; and shall be accompanied by the Participant’s written statement that if such amounts are not distributed, such Excess Deferral Amount, when added to amounts deferred under other plans or arrangements described in Section 401(k), 408(k), or 403(b) of the Code, exceeds the limit imposed on the Participant by Section 402(g) of the Code for the year in which the deferral occurred.

(D) Maximum Distribution Amount. The Excess Deferral Amount distributed to a Participant with respect to a calendar year shall be adjusted for income and, if there is a loss allocable to the Excess Deferral, shall in no event be less than the lesser of the Participant’s account under the Plan or the Participant’s Elective Deferrals for the Plan Year. The income or loss allocable to an Excess Deferral Amount is the sum of (i) income or loss allocable to the Participant’ Elective Deferral account (and, if applicable, the Qualified Nonelective Contribution account) for the Plan Year multiplied by a fraction, the numerator of which is such Participant’s Excess Deferral Amount for the year and the denominator is the Participant’s account balance attributable to Elective Deferrals (and Qualified Nonelective Contributions) without regard to any income or loss occurring during such Plan Year; and (ii) for Plan Years commencing prior to January 1, 2008 only, 10 percent of the amount determined under (i) multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of distribution if distribution occurs after the 15th of such month.

4.6 Distribution of Excess Aggregate Contributions.

(A) In General. Excess Aggregate Contributions and income allocable thereto shall be distributed no later than the last day of each Plan Year to Participants to whose accounts Employee Contributions or Matching Contributions were allocated for the preceding Plan Year, as provided for under this Section 4.6 and Section 401(m) of the Code.

(B) Excess Aggregate Contributions. For purposes of this Section, “Excess Aggregate Contributions” shall mean with respect to any Plan Year the excess of the aggregate amount of Matching Contributions and Employee Contributions (and any Qualified Nonelective Contributions taken into account in computing the Contribution Percentage) actually made on behalf of a Highly Compensated Employee over the maximum amount of such contributions permitted under Section 4.4(A). Any reduction applied to a Participant shall be equal to the excess amount that shall first be determined by reducing the highest amount of Matching Contributions and Employee Contributions as a percentage of Compensation to the next highest level of such percentage and so on, until the foregoing limitation rule is satisfied and then reducing the dollar amount starting with the largest dollar amount of Matching Contributions and Employee Contributions until the aggregate reduction of dollar amounts equals the excess amount previously determined.

(C) Determination of Income. The Excess Aggregate Contributions distributed to a Participant with respect to a calendar year shall be adjusted for income and, if there is a loss allocable to the Excess Aggregate Contributions, shall in no event be less than the lesser of the Participant’s account under the Plan or the Participant’s Matching Contributions and Employee

Contributions for the Plan Year. The income or loss allocable to Excess Aggregate Contributions is the sum of (i) income or loss allocable to the Participant’s Employee Contributions and Matching Employer Contributions for the Plan Year multiplied by a fraction, the numerator of which is the Excess Aggregate Contributions on behalf of the Participant for the preceding Plan Year and the denominator of which is the sum of the Participant’s account balances attributable to Employee Contributions and Matching Employer Contributions on the last day of the preceding Plan Year and (ii) for Plan Years commencing prior to January 1, 2008 only, 10 percent of the amount determined under (i) multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of distribution if distribution occurs after the 15th of such month.

(D) Maximum Distribution Amount. The Excess Aggregate Contributions to be distributed to a Participant shall be adjusted for income and, if there is a loss allocable to the Excess Aggregate Contribution, shall in no event be less than the lesser of the Participant’s account under the Plan or the Participant’s Employee Contributions and Matching Contributions for the Plan Year.

(E) Accounting for Excess Aggregate Contributions. Excess Aggregate Contributions shall be distributed from the Participant’s Employee Contribution account and the Participant’s Matching Contribution account in proportion to the Participant’s Employee Contributions and Matching Contributions for the Plan Year.

4.7 Distributions upon Plan Termination. Elective Deferrals, Qualified Nonelective Contributions, and income attributable thereto, may be distributed to Participants or their beneficiaries as soon as administratively feasible after the termination of the Plan, provided that neither the Employer nor an Affiliate maintains a successor plan.

4.8 Deposit in Trust Fund.

(A) Except as provided in Section 4.8(B) below, all contributions made pursuant to this Article IV will be paid over to the Trust Fund by the Employer no later than the due date for the Federal income tax return of the Employer for the Plan Year for which the contribution is being made, or in the case of Employee Contributions or Elective Deferrals, such earlier time as required by ERISA. Such contributions will be credited to the account of the Participant.

(B) Notwithstanding the provisions of Section 4.8(A) above, all Matching Contributions or True-Up Contributions, as applicable, made pursuant to Section 4.1(B)(1) shall:

(1) for Participants referred to in Section 4.1(B)(2)(a), be paid over to the Trust Fund by the Employer no later than April 1 of the Plan Year following the Plan Year for which such Matching Contributions were made; and

(2) for Participants referred to in Section 4.1(B)(2)(b)-(d), be paid over to the Trust Fund by the Employer as soon as practicable after such Participant’s death, Disability, or termination of employment, as applicable.

4.9 Rollover Contributions. Any Eligible Employee who has received or is entitled to receive an eligible rollover distribution (as defined in Section 402(c)(4) of the Code), may contribute under this Plan as a rollover contribution all or part of such amount either as a direct rollover or as a “regular” rollover. Except as otherwise specifically provided in the Plan, a rollover contribution shall be made in money by check and shall be subject to the same rules and conditions of the Plan as at the same time apply to amounts attributable to Employee Contributions made pursuant to Article IV. Any contribution made pursuant to this Section shall not be included in a Participant’s Annual Additions. The Plan shall not accept any direct rollover or “regular” rollover from a designated Roth account as described in Section 402A of the Code or a Roth IRA described in Section 408A of the Code.

Notwithstanding the foregoing, any Participant who is no longer an Eligible Employee, who receives an eligible rollover distribution (as defined in Section 402(c)(4) of the Code from the Pension Plan of The Chubb Corporation, and who is retirement eligible thereunder, may contribute under this Plan as a rollover contribution all or part of such amount either as a direct rollover or as a “regular” rollover.

4.10 Uniformed Services Special Rules. Notwithstanding any provision of the Plan to the contrary, contributions, benefits, and service credit with respect to Qualified Military Service will be provided in accordance with Section 414(u) of the Code.

4.11 Catch-Up Contributions. All Employees who are eligible to make Elective Deferrals under this Plan and who have attained or will attain age 50 before the close of the Plan Year shall be eligible to make Catch-Up Contributions in accordance with and subject to the limitations of Section 414(v) of the Code; provided, however, that the amount of Catch-Up Contributions that an Employee elects to make may not exceed 50 percent of the Employee’s Compensation for such Plan Year. Such Catch-Up Contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Section 4.2(A) or Sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Section 401(k)(3), 401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of making such catch-up contributions. The Employee Benefits Committee shall establish procedures to determine if, and when, Catch-Up Contributions need to be re-characterized as Pay Conversion Contributions in order to meet the requirements of Section 414(v) of the Code, or where Pay Conversion Contributions in excess of that permitted under Section 4.3 and Section 401(k)(3) of the Code should be treated as Catch-Up Contributions.

4.12 Distribution upon Severance from Employment. A Participant’s Elective Deferrals, Qualified Nonelective Contributions, Qualified Matching Contributions, and earnings attributable to these contributions shall be not be distributed prior to the on account of the Participant’s severance from employment. However, such a distribution shall be subject to the other provisions of the Plan regarding distributions, other than provisions that require a separation from service before such amounts may be distributed.

ARTICLE V

LIMITATION ON CONTRIBUTIONS

5.1 Limit. Except to the extent permitted under Section 4.11 of this Plan and Section 414(v) of the Code, if applicable, the annual addition that may be contributed or allocated to a Participant’s account under the Plan for any limitation year shall not exceed the lesser of:

(A) $40,000, as adjusted for increases in the cost-of-living under Section 415(d) of the Code, or

(B) 100% of the Participant’s 415 Compensation for the limitation year.

The compensation limit referred to in subsection (B) shall not apply to any contribution for medical benefits after separation from service (within the meaning of Section 401(h) or 419(f)(2) of the Code) that is otherwise treated as an annual addition.

5.2 Multiple Plans. If a Participant in any Plan Year receives Annual Additions under this Plan and another defined contribution plan maintained by the Company or an Affiliate, the limit in Section 5.1 shall be computed with respect to all such plans in the aggregate and the provisions of Section 5.1 shall operate prior to any such other plans.

5.3 Excess Annual Additions. If any excess Annual Additions remain after the application of this Article, then the excess shall be corrected pursuant to a correction method provided for in the Internal Revenue Service Employee Plans Compliance Resolution System (“EPCRS”) Program then in effect (i.e., Revenue Procedure 2008-50 or it successor).

ARTICLE VI

THE TRUST FUND

6.1 Establishment of Trust. The monies contributed under this Plan shall be held in trust by the Trustee in accordance with the terms of a Trust Agreement with Trustee. The Trustee, in accordance with the terms of the Trust Agreement, shall maintain the Trust Fund, and such cash and other accounts as may be necessary for the purposes of administering the Trust Fund. All monies contributed under this Plan shall be held and accounted for in accordance with the terms of the Trust Agreement. The Trust Agreement shall be deemed to be a part of this Plan and all benefits hereunder shall be subject to the terms and provisions of the Trust Agreement as the same may from time to time be amended.

6.2 The Trust Fund. The Trust Fund shall consist of various funds, including The Chubb Corporation CCAP Stock Fund, as determined by the Retirement Investment Committee, as changed within its discretion.

6.3 Election of Fund. Subject to the provisions of this Section, a Participant shall elect in multiples of one percent the Fund or Funds in which contributions made for his or her account shall be invested. A Participant’s election shall continue until revised. A Participant may revise his or her election to be effective as of the next following Valuation Date in accordance with rules prescribed by the Employee Benefits Committee. An Eligible Employee who has rolled funds over into the Plan under Section 4.9 shall make a separate election for any rollover contribution. Effective January 1, 2007, in the event there is no election made by a Participant, the interest of such Participant in the Trust Fund shall be invested in the Balanced Fund or such other fund as may be designated by the Plan Administrator for this purpose, which fund shall satisfy the requirements of Section 404(c)(5) of ERISA and the regulations issued thereunder.

Effective May 1, 2009, in the event there is no election made by a Participant, the interest of such Participant in the Trust Fund shall be invested in the Target Retirement Date Fund that has the asset allocation strategy designed for retirement nearest to such Participant’s anticipated retirement (assuming retirement at age 65 and based upon the Participant’s age at the end of the year in which such investment is made) or such other fund as may be designated by the Retirement Investment Committee for this purpose, which fund shall satisfy the requirements of Section 404(c)(5) of ERISA and the regulations issued thereunder.

6.4 Transfer of Units between Funds. Each Participant may elect prior to a Valuation Date that a specified amount credited to him or her in any Fund or Funds is to be transferred to one or more of the other Funds except, however, that (i) no Participant may directly transfer any amount from the Fixed Income Fund to the Short-Term Income Fund, (ii) any amount transferred out of the Fixed Income Fund may only be later transferred to the Short-Term Income Fund if such amount has been held in any Fund other than the Fixed Income Fund, Short-Term Income Fund or the Long-Term Bond Fund for a period of at least 90 days, and (iii) no amount may be transferred into The Chubb Corporation ESOP Stock Fund. In the event of the death of a Participant or Retired Participant, his or her Designated Beneficiary pursuant to Section 10.4 or his or her spouse in the event of no such designation, or if no spouse survives him or her, his or her estate shall be entitled to make the elections set forth in this

Section. In connection with the transfer of assets between investment Funds, each Participant shall be subject to and shall comply with any limitation or restriction imposed by the Plan Administrator to comply with the requirements or conditions imposed by any registered investment company whose securities comprise a material portion of the assets of such Fund. The Retirement Investment Committee also has the right to impose reasonable restrictions on the frequency and timing of the transfer of assets between investment Funds to address market timing, excessive trading, or any similarly related issue as it deems appropriate.

6.5 Employee Stock Ownership Plan Provisions.

(A) Purchase of Company Stock.

(1) The Chubb Corporation CCAP Stock Fund and The Chubb Corporation ESOP Stock Fund are each an Employee Stock Ownership Plan (an “ESOP”), which is designed to invest primarily in Company Stock. The Retirement Investment Committee, in its discretion, may direct the Trustee to acquire Company Stock with the proceeds of an Exempt Loan.

(2) Company Stock acquired by the Trustee hereunder may be purchased on an established securities market, from the Company or from any other person or entity. However, Company stock acquired from a “disqualified person”, as defined in Section 4975(e)(2) of the Code, may not be purchased at a price in excess of “adequate consideration” as defined in Section 3(18) of ERISA.

(B) Exempt Loan. An Exempt Loan shall be used primarily for the benefit of Participants and their beneficiaries, shall be for a specific term, shall bear a reasonable rate of interest and shall not be payable on demand except in the event of default. In the event of default, the value of Plan assets transferred in satisfaction of the Exempt Loan shall not exceed the amount of the default. An Exempt Loan may be secured by a collateral pledge of the Company Stock acquired with the proceeds of such loan, contributions (other than contributions of Company Stock) that are made under the Plan to meet the Trust’s obligations under the Exempt Loan and earnings attributable to such collateral and the investment of such contributions, but no other assets of the Trust may be pledged as collateral for the Exempt Loan and no lender shall have recourse against any assets of the Trust except to the extent permitted under Treas. Reg. §54.4975-7(b)(5). Any pledge of Company Stock shall provide for the release of shares so pledged on a pro rata basis as principal and interest on the Exempt Loan are repaid by the Trustee; provided, however, that an alternative method of releasing such stock from encumbrance may be utilized if permitted by applicable regulations under Section 4975 of the Code and the Retirement Investment Committee adopts such method. Such stock shall be allocated as provided in subsection (C). For Exempt Loan transactions involving the Plan and a disqualified person (as herein defined), the Valuation Date shall be the date of the transaction. At the time any Exempt Loan is entered into, the interest rate on the Exempt Loan and the price of the Company Stock acquired with the proceeds of the Exempt Loan shall not be such that Plan assets might be drained off. If a portion of a Participant’s Account is forfeited, Company Stock allocated from an Exempt Loan must be forfeited only after other assets. If interests in more than one class of Company Stock have been allocated to the Participant’s Account, the Participant must forfeit the same proportion of each such class.

No shares of Company Stock acquired with the proceeds of an Exempt Loan may be subject to a put, call or other option, or buy-sell or similar arrangement, while such shares are held by the Plan or when such shares are distributed from the Plan. The Plan shall not obligate itself to acquire Company Stock from a particular security at an indefinite time upon the happening of an event, such as the death of the security holder. The two preceding sentences shall apply even if the portion of the Plan that is current an employee stock ownership plan ceases to be an employee stock ownership plan, as defined in Section 4975(e)(7) of the Code.

(C) Suspense Account; Dividends on Unallocated Stock.

(1) Company Stock acquired with the proceeds of an Exempt Loan shall be held in an account comprised of unallocated shares of Company Stock (the “Suspense Account”) and shall be allocated to the Participants’ Accounts based on the release of Company Stock from the Suspense Account. During the term of the Exempt Loan, a number of shares of Company Stock shall be released per Plan Year equal to the number of shares in the Suspense Account multiplied by a fraction, the numerator of which shall be the amount of principal and interest paid by the Trustee on the Exempt Loan for the Plan Year, and the denominator of which shall be the sum of the numerator and the aggregate principal and interest to be paid by the Trustee on the Exempt Loan for all future Plan Years. For this purpose, the number of future years under the Exempt Loan must be definitely ascertainable and must be determined without taking into account any possible extensions or renewal periods. If the interest rate under the Exempt Loan is variable, the interest to be paid in future years shall be computed by using the interest rate applicable as of the end of the calendar year. Shares may also be released from the Suspense Account more frequently than annually, provided in such event that the total number of shares of Company Stock released during a Plan Year shall not be less than the number of shares that would have been released on an annual basis. Notwithstanding the foregoing, an alternative method of releasing from encumbrance Company Stock acquired with the proceeds of an Exempt Loan may be used if permitted by applicable regulations under Section 4975 of the Code and adopted by the Retirement Investment Committee.

(2) Any cash dividends received by the Trustee on shares of Company Stock held in the Suspense Account (and any income related to the investment of such dividends) shall be applied to the payment of any outstanding obligations of the Trust under any Exempt Loan unless, in the sole discretion of the Retirement Investment Committee, the Trustee is directed to use such amount to buy additional shares of Company Stock. Any shares of Company Stock released from the Suspense Account due to application of such amount to the repayment of an Exempt Loan or purchased using such dividends shall be allocated to Participants’ Accounts on the basis set forth in paragraph (1).

(D) Dividends on Allocated Shares. Dividends that are payable with respect to Company Stock that is allocated to a Participant’s account, including the Participant’s Chubb ESOP Account, may be (i) accumulated in the Participant’s account, including the Participant’s Chubb ESOP Account, and used to buy additional Company Stock, (ii) paid directly to the Participant in cash (to the extent such direct payment may be effectuated), (iii) paid to the Trust and distributed by the Trustee in cash to the Participant not later than 90 days after the close of the Plan Year in which paid to the Trust, or (iv) applied to the payment of outstanding obligations of the Trust under any Exempt Loan; provided, however, that clause (iv) shall only be effective if Company Stock with a fair market value not less than the amount of dividends so applied is allocated to the Participant’s account for the Plan Year in which the dividends were paid to the Trust. The Retirement Investment Committee may establish rules permitting a Participant an election to choose whether a dividend on Company Stock covered by this subsection (D) shall be paid as provided in clause (ii) or (iii) or instead paid to the Trustee and reinvested as provided in clause (i), such rules to be established and interpreted in a manner that complies with the provisions of Section 404(k)(2)(A) of the Code. Any dividends that a Participant elects to reinvest pursuant to the foregoing shall immediately vest.

(E) Limited Put Option. If at any time shares of Company Stock distributed to Participants pursuant to Section 7.2 are not readily tradable on an established market, they shall be subject to a put option which shall permit the Participant to sell such stock to the Company at any time during two option periods, at the fair market value of such shares (as of the most recent Valuation Date). The first period shall be for a least 60 days beginning on the date of distribution. The second period shall be for at least 60 days beginning on the first Valuation Date in the calendar year following the year in which the distribution was made. The Company or the Retirement Investment Committee may direct the Trustee to purchase shares tendered to the Company under a put option. Payment for any shares of stock sold under a put option shall be made in a lump sum or in substantially equal annual installments over a period not exceeding five years, with interest payable at a reasonable rate (as determined by the Retirement Investment Committee). Except as may be permitted under applicable law or regulations, the rights of a distributee of Company Stock under this subsection (E) shall survive the repayment of any relevant Exempt Loan, the termination of the Plan and any amendment of the Plan.

6.6 ESOP Merger. Effective as of the ESOP Merger Date, the Chubb ESOP merged with and became part of this Plan. As of the ESOP Merger Date, the Chubb ESOP ceased to exist as a separate plan. The assets of the Chubb ESOP became assets of the Trust Fund, and the liabilities of the Chubb ESOP were assumed by this Plan as of the ESOP Merger Date. Each Participant’s account in the Chubb ESOP was transferred to this Plan. Assets transferred from the Chubb ESOP that, on the ESOP Merger Date, were invested in investment funds other than a fund designed to invest primarily in Company Stock shall be included in the Participant’s account hereunder and deemed invested, as of the ESOP Merger Date, under this Plan in the same investment Funds available for investment hereunder. Assets transferred from the Chubb ESOP that, on the ESOP Merger Date, were invested in an investment fund designed to invest primarily in Company Stock shall be initially invested in The Chubb Corporation ESOP Stock Fund included in the Participant’s account hereunder, and be maintained separately from the Participant’s other accounts under this Plan. Such separate account shall be designated as the Participant’s “Chubb ESOP Account.” A Participant may elect, pursuant to the provisions of Section 6.4, to transfer the investment of all or a portion of his or her Chubb ESOP Account from The Chubb Corporation ESOP Stock Fund; provided, however, that, if at the time of such transfer the Participant is not fully vested in the amounts allocated to such Chubb ESOP Account pursuant to the provisions of Section 3.1, the assets transferred shall be treated as Unvested Transferred ESOP Assets and be deemed to be part of the Participant’s Chubb ESOP Account for purposes of determining the Participant’s vested interest therein. Such Unvested Transferred ESOP Assets shall be subject to such additional uniform rules and procedures as the Retirement Investment Committee may specify from time to time.

No shares of Company Stock acquired with the proceeds of an Exempt Loan may be subject to a put, call or other option, or buy-sell or similar arrangement, while such shares are held by the Plan or when such shares are distributed from the Plan. The Plan shall not obligate itself to acquire Company Stock from a particular security at an indefinite time upon the happening of an event, such as the death of the security holder. The two preceding sentences shall apply even if the Plan ceases to be an employee stock ownership plan, as defined in Section 4975(e)(7) of the Code.

ARTICLE VII

NORMAL PAYMENTS AFTER RETIREMENT

7.1 Lump Sum Payments. The interest of a Participant in the Trust Fund to which none of the options in Section 8.1 or the elections in Section 8.2 applies shall be paid to him or her as of the day following the Valuation Date coincident with or next following his or her Retirement Date. Each Participant shall be eligible for early retirement under this Plan at the later of (i) age 55 or (ii) the date the Participant completes 10 years of Service. A Participant who elects to retire early pursuant to the provisions of this Section shall be treated as having terminated employment by reason of retirement for purposes of Articles VIII and IX.

7.2 Manner of Lump Sum Payments. Payments pursuant to Section 7.1, Section 9.1 and Article X shall be made (i) in cash or cash equivalents or by such other means as shall be permitted from time to time by the Employee Benefits Committee, or (ii) in the case of either The Chubb Corporation CCAP Stock Fund or The Chubb Corporation ESOP Stock Fund if the Participant (or after the Participant’s death, his or her beneficiary) requests, in whole or in part in securities then held in either such Stock Fund.

7.3 Manner of Other Payments. Payments pursuant to Options A, B, C and D of Section 8.1, Section 11.1, Section 11.2, Section 11.4, Section 11.5, and Section 11.6 shall be made in cash or cash equivalents or by such other means as shall be permitted from time to time by the Employee Benefits Committee. Whenever any such payment is due to be made to a Participant as of the day following any Valuation Date and the amount of such payment would be less than $50, his or her entire interest in such Fund may, in the discretion of the Employee Benefits Committee be canceled as of the day following such Valuation Date and its value as of such Valuation Date shall be paid to him or her. Payments shall be made on a prorated basis from all of the Participant’s investment funds or as otherwise determined by the Retirement Investment Committee. The lump sum form of payment shall be the normal form of benefit under the Plan.

7.4 Special Rules. Payments pursuant to this Article or Articles VIII and IX shall commence no later than the Participant’s Required Beginning Date, which is the later of (i) April 1 following the close of the Plan Year in which a Participant terminates service or (ii) April 1 following the close of the Plan Year in which a Participant attains 70 1/2, except that for any Participant who is a five-percent owner as defined in Section 416(i) of the Code, payment must commence by the April 1 following the close of the Plan Year in which such Participant attains 70 1/2. To the extent an applicable waiting period is waived by a Participant in accordance with applicable rules and regulations under the Code, payment may be made pursuant to Articles VII, VIII, IX, X, and XI as soon as practicable.

With respect to distributions under this Plan, the Plan will apply the minimum distribution requirements of Section 401(a)(9) of the Code in accordance with the regulations under Section 401(a)(9) of the Code.

Notwithstanding the other provisions of this Section, distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (“TEFRA”), Treas. Reg. §1.40l(a)-8 A-13, and the provisions of the Plan that relate to Section 242(b)(2) of TEFRA.

Notwithstanding Sections 8.6 and 10.3 of the Plan, a Participant or Designated Beneficiary who would have been required to receive required minimum distributions for 2009 but for the enactment of section 401(a)(9)(H) of the Code (“2009 RMDs”), and who would have satisfied that requirement by receiving distributions that are (1) equal to the 2009 RMDs or (2) one or more payments in a series of substantially equal distributions (that include the 2009 RMDs) made at least annually and expected to last for the life (or life expectancy) of the Participant, the joint lives (or joint life expectancy) of the Participant and the Participant’s Designated Beneficiary, or for a period of at least 10 years (“Extended 2009 RMDs”), will not receive those distributions for 2009 unless the Participant or Designated Beneficiary chooses to receive such distributions. Participants and Designated Beneficiaries described in the preceding sentence will be given the opportunity to elect to receive the distributions described in the preceding sentence. In addition, notwithstanding Section 11.6 of the Plan, and solely for purposes of applying the direct rollover provisions of the Plan, a direct rollover will be offered only for distributions that would be eligible rollover distributions without regard to Section 401(a)(9)(H).

ARTICLE VIII

OPTIONAL PAYMENTS AFTER RETIREMENT

8.1 Participant’s Election of Form of Payment. A Participant may elect to receive distributions in installments based upon any one of Options A, B, C or D with respect to his or her interest in the Trust Fund the value of which has not been paid to him or her under Article VII, provided that in all cases the period over which payments shall be made does not exceed the life expectancy of the Participant or the joint life expectancies of such Participant and his or her designated beneficiary.

OPTION A — To have his or her interest in the Trust Fund as of the day preceding his or her Retirement Date paid to him or her in annual, monthly or quarterly installments; provided that no installment may be payable more than 15 years following the Participant’s termination of service. As of each Valuation Date as of which an installment is payable under this Option, a portion of his or her interest in the Trust Fund will be canceled, and the corresponding portion of his or her interest, as determined as of such Valuation Date, shall be paid to him or her in accordance with Section 7.3. The amount to be canceled and distributed with respect to each such installment shall be equal to the product of (i) the Participant’s interest in the Trust Fund as of the applicable Valuation Date and (ii) a fraction, the numerator of which is one (1) and the denominator of which is the total number of installments (including the then current installment) remaining to be paid.

OPTION B — To have his or her interest in the Trust Fund as of the day preceding his or her Retirement Date paid to him or her in annual, monthly or quarterly installments; provided that no installment may be payable more than 10 years following the Participant’s termination of service. As of each Valuation Date as of which an installment is payable under this Option, a portion of his or her interest in the Trust Fund will be canceled, and the corresponding portion of his or her interest, as determined as of such Valuation Date, shall be paid to him or her in accordance with Section 7.3. The amount to be canceled and distributed with respect to each such installment shall be equal to the product of (i) the Participant’s interest in the Trust Fund as of the applicable Valuation Date and (ii) a fraction, the numerator of which is one (1) and the denominator of which is the total number of installments (including the then current installment) remaining to be paid.

OPTION C — To have his or her interest in the Trust Fund as of the day preceding his or her Retirement Date paid to him or her in annual, monthly or quarterly installments; provided that no installment may be payable more than 5 years following the Participant’s termination of service. As of each Valuation Date as of which an installment is payable under this Option, a portion of his or her interest in the Trust Fund will be canceled, and the corresponding portion of his or her interest, as determined as of such Valuation Date, shall be paid to him or her in accordance with Section 7.3. The amount to be canceled and distributed with respect to each such installment shall be equal to the product of (i) the Participant’s interest in the Trust Fund as of the applicable Valuation Date and (ii) a fraction, the numerator of which is one (1) and the denominator of which is the total number of installments (including the then current installment) remaining to be paid.

OPTION D — To have the amount of his or her interest in the Trust Fund as of the day preceding his or her Retirement Date paid to him or her over a period equal to his or her life expectancy or to the joint life expectancies of the Participant and his or her spousal beneficiary. As of the first Valuation Date coincident with or next following his or her Retirement Date and each subsequent anniversary of such Valuation Date, a portion of his or her interest in the Trust Fund will be canceled, and the amount determined as of such Valuation Date shall be paid to him or her in accordance with Section 7.3. The amount to be canceled shall be determined by dividing his or her interest in the Trust Fund as of the end of the preceding calendar year by the life expectancy of the Participant or of the Participant and his or her spouse as of the Participant’s Retirement Date. If this Option D is elected then, notwithstanding any provision of the Plan to the contrary, the Employee Benefits Committee may direct that the Participant’s interest in the Trust Fund shall be withdrawn from all investment Funds (including The Chubb Corporation CCAP Stock Fund and The Chubb Corporation ESOP Stock Fund) and invested solely and exclusively in an annuity contract issued by an insurance company selected by the Plan Administrator, and distributions shall be made in respect such Participant’s interest in the Trust Fund in accordance with the terms of such annuity contract.

OPTION E — For any Participant whose interest in the Trust Fund includes assets relating to his or her participation in the Executive Re Inc. Retirement Plan, to have the amount of his or her interest in the Trust Fund as of the day preceding his or her Retirement Date paid to him or her in cash in either (1) a joint and survivor annuity providing monthly payments during the Participant’s life and after his death to his or her designated contingent annuitant in installments in an amount equal to 50%, 75%, or 100% thereof or in any other form of contingent annuitant annuity commercially available; (2) an annuity providing payments for the Participant’s life, with no death benefit; or (3) an annuity providing periodic payments during the Participant’s life, with a guarantee that no less than a certain number of payments (not extending beyond the life expectancy of the Participant and his designated beneficiary) will be made to the Participant and his or her designated beneficiary. If this Option E is elected then, notwithstanding any provision of the Plan to the contrary, the Participant’s interest in the Trust Fund shall be invested solely and exclusively in an annuity contract issued by an insurance company selected by the Plan Administrator, and distributions shall be made in respect such Participant’s interest in the Trust Fund in accordance with the terms of such annuity contract This Option E shall be administered in accordance with ERISA. Notwithstanding the foregoing, this Option E shall no longer be available effective May 1, 2009 (except for Participant who elected a form of benefit under this Option E and is in pay status on May 1, 2009).

8.2 Election to Defer Payment. Subject to Section 8.3, a Participant may defer the single payment under Section 7.1 or the commencement of annual installments under Section 8.1 until the day following any Valuation Date, then elected by him or her, which is not later than the April 1 of the calendar year following the calendar year in which Participant attains age 70 1/2. Without limiting the generality of the foregoing or Section 11.4, a Participant may elect to defer distribution in respect of only that portion of his or her account that relates to amounts (i) transferred from the Chubb ESOP, (ii) invested in The Chubb Corporation CCAP Stock Fund and/or The Chubb Corporation ESOP Stock Fund or (iii) related to contributions made under this Plan pursuant to Section 4.1 and/or Section 4.2 or both Sections 4.1 and 4.2 (or any corresponding section of a prior version of this Plan or any predecessor hereof), and to take a distribution of the remaining portion of such Participant’s account in accordance with the provisions of Section 11.4 hereof.

8.3 Time of Participant’s Election. Option A, B, C, or D may be elected by written notice to the Employee Benefits Committee at any time before a Participant’s Retirement Date. Any election made by a Participant prior to the Revision Date shall remain in effect unless revoked or changed.

8.4 Revocation of Participant’s Election. No election may be revoked subsequent to the Participant’s Retirement Date, except that (i) a Participant may elect at any time to receive the value of his or her remaining interest in the Trust Fund in a lump sum or (ii) in connection with the ESOP Merger, Participants in pay status and with a Chubb ESOP Account shall have a one-time time opportunity to modify their elections. Any election made pursuant to this Article VIII prior to the ESOP Merger Date shall remain in effect, subject to Article X, unless revoked by the Participant prior to his or her Retirement Date or as provided in the immediately preceding sentence.

8.5 Disabled Participants. A Participant who is Disabled may elect after six months of Disability to receive payment of the entire interest in the Trust Fund at such time and in such manner as would be available if such Participant was treated at such time as having retired on his or her Retirement Date. If such a Participant is restored to active service, the future payment of any amounts scheduled to be paid in accordance with the method of payment previously elected by such Participant shall not be made and future payments shall be made only in accordance with the method of payment elected by such Participant under the applicable rules when he or she again terminates service.

8.6 Required Minimum Distributions during Participant’s Lifetime.

(A) Amount of Required Minimum Distribution for Each Distribution Calendar Year. Notwithstanding any other provision of this Article VIII to the contrary, during the Participant’s lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of:

(1) the quotient obtained by dividing the Participant’s Account Balance by the distribution period in the Uniform Lifetime Table in Treas. Reg. §1.401(a)(9)-9, using the Participant’s age as of the Participant’s birthday in the Distribution Calendar Year; or

(2) if the Participant’s sole Designated Beneficiary for the Distribution Calendar Year is the Participant’s spouse, the quotient obtained by dividing the Participant’s account balance by the number in the Joint and Last Survivor Table in Treas. Reg. §1.401(a)(9)-9, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the Distribution Calendar Year.

(B) Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this Section beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Participant’s date of death.

8.7 Latest Commencement of Payments. Notwithstanding anything else contained in this Article VIII to the contrary, unless a Participant elects otherwise, a Participant’s account shall be distributed not later than the 60th day following the end of the Plan Year in which the latest of the following occurs:

(A) the Participant’s 65th birthday,

(B) the 10th anniversary of the date on which he or she became a Participant, or

(C) the date he or she terminates service with the Employer.

ARTICLE IX

PAYMENTS AFTER TERMINATION OF SERVICE BEFORE RETIREMENT

9.1 Lump Sum Payment. If a Participant ceases to be an Employee for reasons other than death, retirement or service with a related corporation as described in Section 9.2, and his or her interest in the Trust Fund is not more than $1,000 ($5,000 with respect to a Participant whose vested interest in the Trust Fund is distributed prior to March 28, 2005) as of the Valuation Date coincident with or next following the date he or she ceases to be an Employee, his or her interest in the Trust Fund shall be canceled as of the day following the first Valuation Date coincident with or next following the date he or she ceases to be an Employee and his or her interest in the Trust Fund which is vested and nonforfeitable under Article III shall be paid to him or her in accordance with Section 7.2. If, however, his or her interest in the Trust Fund exceeds $1,000 ($5,000 with respect to a Participant whose vested interest in the Trust Fund is distributed prior to March 28, 2005) as of the Valuation Date coincident with or next following the date he or she ceases to be an Employee, the Participant shall upon termination elect as follows:

(A) Elect to have his or her interest in the Trust Fund canceled as of the day following the first Valuation Date coincident with or next following the date he or she ceases to be an Employee and his or her interest in the Trust Fund which is vested and nonforfeitable under Article III determined as of such Valuation Date shall be paid to him or her in accordance with Section 7.2; or

(B) Elect to have an amount which is vested and nonforfeitable under Article III and standing to his or her credit invested in the Funds until the earliest of (i) his or her Required Beginning Date, (ii) his or her becoming “disabled” as such term is defined by the Social Security Administration, or (iii) his or her death. Upon the earliest to occur of (i), (ii), or (iii), his or her interest in the Trust Fund shall be canceled as of the day following the first Valuation Date coincident with or next following the date of such occurrence and shall be paid to the Participant (or to the person determined in accordance with the first sentence of Section 10.1 in the event of his or her death) in a lump sum in accordance with Section 7.2, or as otherwise permitted or required under Article VIII. In accordance with rules prescribed by the Employee Benefits Committee from time to time, a Participant who has elected to leave an amount invested in the Funds in accordance with this subsection (B), may subsequently elect to receive, as of the Valuation Date following such subsequent election, a lump sum payment of all of such amount, or have such amounts paid in accordance with an optional form of benefit under Article VIII.

For purposes of this Section, the value of a Participant’s nonforfeitable account balance on and after March 28, 2005 shall be determined with regard to that portion of the account balance that is attributable to rollover contributions (and earnings allocable thereto) within the meaning of Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16) of the Code (without regard to such rollover contributions for distributions before March 28, 2005). If the value of the Participant’s nonforfeitable account balance as so determined is $1,000 ($5,000 with respect to a Participant whose vested interest in the Trust Fund is distributed prior to March 28, 2005) or less, the Plan shall immediately distribute the Participant’s entire nonforfeitable account balance in accordance with the preceding provisions of this Section.

9.2 Service with Certain Related Corporations. For purposes of this Article, service by a person with any corporation of which Federal Insurance Company is the manager or agent and any corporation that, through at least 50 percent ownership of stock, is a parent or subsidiary of any corporation of which Federal Insurance Company is the manager or agent shall not cause such person to be treated as no longer an Employee.

9.3 Notice and Consent Requirements for Immediately Distributable Amounts.

(A) If the value of a Participant’s vested Account derived from Employer and Employee contributions exceeds $5,000 (as determined under Section 9.1) and the vested Account is immediately distributable, the Participant must consent to the distribution of such vested Account. The Participant must also consent to any trailing distributions made with respect to a particular distribution option that previously commenced under the Plan. The consent of the Participant and the Participant’s Spouse shall be obtained in writing within the 180-day period (90-day period for Plan Years beginning before January 1, 2007) ending on the annuity starting date (as defined in Section 417 of the Code).

(B) The Plan Administrator shall notify the Participant of the right to defer a distribution until the Participant’s vested account balance is no longer immediately distributable (i.e., when the Participant attains age 65). This notification shall include the information required by the regulations under Section 411(a)(11) of the Code, including the consequences of failing to defer the receipt of the distribution.

(C) The notification shall be provided no less than 30 days and no more than 180 days (90 days for notices given in Plan Years beginning before January 1, 2007) prior to the Distribution Date or annuity starting date (as herein defined). However, a distribution may commence less than 30 days after the notice described in the preceding sentence is given provided that the distribution is one to which Sections 411(a)(11) and 417 of the Code do not apply, and the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and the Participant, after receiving the notice, affirmatively elects a distribution.

ARTICLE X

PAYMENTS AFTER DEATH

10.1 Participants and Retired Participants. If a Participant or Retired Participant dies, his or her interest in the Trust Fund shall be paid to his or her beneficiary designated pursuant to Section 10.4, or in the event of no such designation, to his or her spouse, or if no spouse survives him or her, such amount shall be paid to his or her estate. For a Participant who has elected to receive payment in accordance with Section 9.1(B), payment upon his or her death shall be made as provided in Section 9.1(B). For all other Participants, payment upon death shall be made in accordance with the options elected by the Participant pursuant to Section 8.1 or of the Superseded Plan subject only to any limitations provided by law but, in lieu of receiving payment in accordance with such previously elected option other than Option D in Section 8.1, the beneficiary or estate may elect any of the following payment options provided, however, that if no option has been elected by the Participant pursuant to Section 8.1, payment shall be made in a lump sum to the beneficiary or estate if such beneficiary or estate does not elect one of the options listed below within 120 days after the Participant’s death:

(A) The entire interest in the Trust Fund of the Participant or Retired Participant determined as of the Valuation Date next following his or her death shall be paid in a lump sum.

(B) To receive installment payments pursuant to Option A, B, or C of Section 8.1, subject to any limitation on the period of such installments with respect to such beneficiary or estate required by Section 401(a)(9) of the Code.

(C) In a case where the beneficiary is the surviving spouse, to defer the payment under subsection (A) or the commencement of payments under subsection (B) until a Valuation Date which is not later than the April 1 of the calendar year following the calendar year in which the Participant would have attained age 70 1/2.

10.2 Death of Participant before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(A) If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, then distributions to the surviving spouse will begin on any Valuation Date after such death, but such surviving spouse may elect to receive such distribution by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later.

(B) If the Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, then distributions to the Designated Beneficiary will begin with 120 days of such Participant’s death, but in any event by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(C) If there is no Designated Beneficiary as of the date of the Participant’s death, the entire benefit, if any, payable under the Plan with respect to the Participant will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(D) If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section will apply as if the surviving spouse were the Participant.

For purposes of this Section and Section 10.3, distributions are considered to begin on the Participant’s Required Beginning Date, as defined in Section 7.4 (or, if subsection (D) applies, the date distributions are required to begin to the surviving spouse under subsection (A)). If distributions from an annuity contract purchased from an insurance company irrevocably commence to the Participant before the Participant’s Required Beginning Date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under subsection (A)), the date distributions are considered to begin is the date distributions actually commence.

10.3 Required Minimum Distributions after Participant’s Death.

(A) Death on or after Date Distributions Begin.

(1) Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the longer of the remaining Life Expectancy of the Participant or the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as follows:

(a) The Participant’s remaining Life Expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(b) If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, the remaining Life Expectancy of the surviving spouse is calculated for each Distribution Calendar Year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For Distribution Calendar Years after the year of the surviving spouse’s death, the remaining Life Expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(c) If the Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, the Designated Beneficiary’s remaining Life Expectancy is calculated using the age of the beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(2) No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the Participant’s remaining Life Expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(B) Death Before Date Distributions Begin.

(1) Participant Survived by Designated Beneficiary. If the Participant dies before the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as provided in Section 10.3(A).

(2) No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(3) Death of Surviving Spouse Before Distributions to Surviving Spouse is Required to Begin. If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under 10.2(A), this paragraph (3) will apply as if the surviving spouse was the Participant.

10.4 Designation of Beneficiary. A Participant may designate a beneficiary or beneficiaries to receive benefits under this Plan after his or her death by filing with the Employee Benefits Committee a written notice of such designation identifying the beneficiary. The Participant may revoke or change such designation by written notice filed with the Employee Benefits Committee any time prior to death. In the case of a married Participant, any designation of a beneficiary or any revocation or change in beneficiary which has the effect of designating a person as beneficiary who is not the Participant’s spouse will not be valid unless the spouse consents in writing to such designation, revocation or change. The spouse’s consent must be witnessed by a notary public, by a member of the Employee Benefits Committee or by a person designated by the Employee Benefits Committee to witness such spousal consent. Benefits payable under this Plan after the death of a Participant shall be paid to his or her validly Designated Beneficiary, or if the Participant failed to designate a beneficiary, or if such Designated Beneficiary failed to survive the Participant, such benefits shall be paid to his or her spouse (in the case of a married Participant) or if no spouse survives the Participant, such benefits shall be paid to his or her estate. If there is doubt as to the right of any Designated Beneficiary to receive any amount, the Trustee may retain such amount until the rights thereto are determined, or it may pay such amount into any court of appropriate jurisdiction, in either of which events neither the Employee Benefits Committee, the Trustee, nor any Employer shall be liable for any interest on such amount or shall be under any other liability to any person in respect of such amount.

ARTICLE XI

OTHER PAYMENTS

11.1 Payment in the Case of Hardship. In the case of hardship of a Participant who is an Employee, upon request filed with the Employee Benefits Committee, an amount determined in accordance with the following rules shall be paid to such Participant in accordance with Section 7.3.

(A) Hardship shall mean a financial need of the Participant if the distribution is for:

(1) expenses for (or necessary to obtain) medical care for the Participant or his or her spouse or “dependents” (as defined in Section 152 of the Code) that would be deductible under Section 213(d) of the Code (determined without regard to whether the expenses exceed 7.5% of adjusted gross income);

(2) costs directly related to the purchase (excluding mortgage payments) of the principal residence of the Participant;

(3) payment of tuition, related educational fees, and room and board expenses, for up to the next 12 months of post-secondary education for the Participant or his or her spouse, children or “dependents” (as defined in Section 152 of the Code without regard to Sections 152(b)(1), (b)(2), and (d)(l)(B)) of the Code);

(4) payments necessary to prevent the eviction of the Participant from his or her principal residence or foreclosure on the mortgage on that residence;

(5) payments for burial or funeral expenses for the Participant’s deceased parent, spouse, children, or dependents (as defined in Section 152 of the Code without regard to Section 152(d)(1)(B) of the Code); and

(6) expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Section 165 of the Code (determined without regard to whether the loss exceeds 10% of adjusted gross income).

(B) The Participant shall furnish to the Employee Benefits Committee or its delegate documents, evidencing the stated need – e.g., contract of sale for home purchase, medical expense bill, tuition bills, eviction or foreclosure notice, in order for the Employee Benefits Committee to establish the amount of the need for such Participant.

(C) The Participant shall have withdrawn all amounts available to him or her under the terms of the Plan other than this Section.

(D) The Participant shall secure a loan pursuant to Section 11.3 unless taking such a loan would itself cause a hardship for such Participant.

(E) The Participant shall certify to the Employee Benefits Committee that the stated need cannot be satisfied by the Participant from other resources reasonably available to the Participant without increasing his or her hardship.

(F) No amount (i) credited to a Participant’s Chubb ESOP Account or (ii) attributable to earnings occurring after December 31, 1988 in respect of a Participant’s Pay Conversion Contribution shall be withdrawable pursuant to this Section.

(G) Any Participant who elects a hardship distribution shall be prohibited from making any Elective Deferrals and Employee Contributions to the Plan with respect to any Compensation received during the six-month period beginning with the date of such hardship distribution. At the end of such six-month period, any election to make Elective Deferrals and Employee Contributions that were in effect prior to the election to make a hardship distribution shall be reinstated automatically.

(H) Distribution Due to a Primary Beneficiary Hardship. Effective as of August 17, 2006, a Participant may request a hardship distribution where the hardship or unforeseeable financial emergency occurs with respect to the Participant’s “Primary Beneficiary.” For purposes of this provision, a Participant’s “Primary Beneficiary” is a Designated Beneficiary who has an unconditional right to all or a portion of such Participant’s account balance upon death of the Participant. Notwithstanding anything herein to the contrary, with respect any such Primary Beneficiary, the Plan permits distributions only for expenses described in Section 11.1(A)(1), (3) and/or (5) (relating to medical, tuition, and burial or funeral expenses, respectively).

(I) Distributions to Individuals Called to Active Duty. A Plan covered under Section 401(k) of the Code shall permit an individual called to active duty after September 11, 2001 to treat his distribution as a Qualified Reservist Distribution.

(1) Any individual who receives a Qualified Reservist Distribution any time during the two-year period beginning on the day after the end of the active duty period may repay the amount received. The Participant may make one or more payments as a contribution to an Individual Retirement Plan so long as the aggregate amount does not exceed the amount of the distribution. The dollar limitations otherwise applicable to contributions to Individual Retirement Plans shall not apply to any contribution made pursuant to the preceding sentence. No Employer or Employee deductions are allowed for any contributions made pursuant to this Section.

(2) For purposes of this subparagraph, the term “Qualified Reservist Distribution” means any distribution to an individual if:

(A) The distribution is from an Individual Retirement Plan or from amounts attributable to elective deferrals under a Section 401(k), 403(b) annuity, or certain similar arrangements;

(B) The individual was (by reason of being a member of a reserve component (as defined in Section 101 of Title 37, of the United States Code) was ordered or called to active duty for a period in excess of 179 days or for an indefinite period; and

(C) The distribution is made during the period beginning on the date of such order or call and ending at the close of the active duty period.

(J) Effective Dates. The distribution provisions in Section 11.1(H) shall apply to the Plan and are effective August 17, 2006. The distribution provisions in Section 11.1(I) shall apply to individuals ordered or called to active duty after September 11, 2001.

11.2 Elective Payments to Certain Participants. A retired Participant or a Participant described in Section 9.1 may at any time request that his or her interest in the Trust Fund be paid to him or her in a lump sum.

11.3 Loans to Participants. Subject to such uniform and nondiscriminatory rules and regulations as the Employee Benefits Committee may establish, the Employee Benefits Committee shall direct the Trustee to lend money to any Participant who applies therefor, before the Valuation Date on which the loan is to be made.

(A) Promissory Note. As a condition to the making of such loan, the Employee Benefits Committee or Retirement Investment Committee may require that the Participant execute and deliver to the Secretary of the Employee Benefits Committee or Retirement Investment Committee an application therefor and a note payable to the Trustee in the amount of such loan in the form prescribed by the Employee Benefits Committee or Retirement Investment Committee.

(B) The Employee Benefits Committee shall have the authority to establish such rules, procedures, terms, and conditions including loan origination or processing fees as the Employee Benefits Committee deems necessary for the effective administration of loans. Notwithstanding Section 16.1, the Employee Benefits Committee or the Manager of Benefits for Federal Insurance Company may amend this Section 11.3 and any Loan Policies established by the Employee Benefits Committee.

11.4 Optional Withdrawal for Retired Participants and Participants Having Attained Age 59 1⁄2. A Participant, a Retired Participant or a Participant who has incurred a Disability may, upon request prior to any Valuation Date, receive any part of his or her interest in the Trust Fund which he or she specifies shall be paid to him or her in accordance with Section 7.3; provided:

(A) in the case of a Participant who is not a Retired Participant and who has not incurred a Disability, such Participant has attained age 59 1⁄2 on or before the Valuation Date immediately following the filing of such request; and

(B) the amount specified is equal to or greater than $1,000; and,

(C) the Participant or Retired Participant had not requested and received a payment pursuant to this Section in the preceding three months; and

(D) any amount payable pursuant to this Article with respect to the interest in the Trust Fund of any Participant whose note is held in the Trust Fund shall be applied for the payment of such note to the extent necessary so that, after making such payment pursuant to this

Article, the remaining principal amount of the loan does not exceed the value of the remaining interest of such Participant in the Trust Fund (determined as of the Valuation Date prescribed in this Section).

For purposes of this Section, a beneficiary of a Participant or Retired Participant who was the surviving spouse of such Participant or Retired Participant may make a withdrawal under this Section subject to the conditions described above except clause (A).

11.5 Withdrawal of Employee Contributions. Upon request prior to any Valuation Date all or a portion of the interest in the Trust Fund of a Participant which is attributable to such Participant’s Employee Contributions shall be paid to such Participant as soon as practicable following the Valuation Date immediately following such request.

11.6 Direct Rollover.

(A) Notwithstanding any provision of this Plan to the contrary that would otherwise limit a Distributee’s election under this Section, a Distributee may elect, at the time and in the manner prescribed by the Employee Benefits Committee, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover. The Employee Benefits Committee may establish rules relating to Direct Rollovers that are consistent with Section 401(a)(31) of the Code and the regulations thereunder.

(B) Definitions

(1) Eligible Rollover Distribution. An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary, or for a specified period of 10 years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; any amounts that are distributed on account of hardship; and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities). A portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax Employee Contributions that are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Section 408(a) or (b) of the Code, to a tax-qualified retirement plan described in Section 401(a) or 403(a) of the Code, or to an annuity contract described in Section 403(b) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution that is includible in gross income and the portion of such distribution which is not so includible.

(2) Eligible Retirement Plan. An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, an annuity contract described in Section 403(b) of the Code, an eligible plan under

Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee’s eligible rollover distribution. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in Section 414(p) of the Code.

(3) Distributee. A distributee includes an Employee or former Employee. In addition, the Employee’s or former Employee’s surviving spouse and the Employee’s or former Employee’s spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse. In addition, a deceased Employee’s or former Employee’s non-spouse beneficiary is a distributee with regard to the interest of the Employee or former Employee.

(4) Direct Rollover. A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

11.7 Employer Elections Regarding Roth IRAs. Effective as of January 1, 2010, Participants may be permitted to elect a distribution from the Plan, if a distribution is otherwise permitted, to effectuate a Direct Rollover of a Participant’s Account to a Roth IRA. Participants electing to effectuate a Roth IRA rollover shall be subject to income taxes. However, after payment of taxes, the Roth IRA shall be free from future taxation. Some Participants in the Plan may individually elect to effectuate a Direct Rollover to a Roth IRA for individual tax planning purposes if a distribution event occurs, such as the attainment of age 59 1⁄2.

The Employer hereby elects as follows regarding ROTH IRAs:

(a) The Plan shall permit a Direct Rollover to a Roth IRA under this Amendment and the other provisions of the Plan (as previously provided in Amendment Number 6).

(b) The Plan shall not accept a Direct Rollover from a Roth IRA.

(c) The Plan shall not accept a Participant Rollover of a Plan distribution from a Roth IRA.

The provisions of this Section 11.7 shall be effective as of January 1, 2010, and shall be subject to the provisions of Section 408A of the Code.

11.8 Heart Act.

(A) Death Benefits under USERRA-Qualified Military Service. The Beneficiary of a Participant who dies while performing Qualified Military Service shall be entitled to any additional benefits provided under the Plan as if the Participant resumed service with the Employer and then terminated employment on account of death. The additional benefits shall not include benefit accruals relating to the period of Qualified Military Service. Thus, upon death, a Participant who dies while performing Qualified Military Service shall become 100% vested in all benefits under the Plan.

(B) Treatment in the Case of Death or Disability Resulting from Active Military Service.

(1) In General. An individual who dies or becomes disabled (as defined under the terms of the Plan) while performing Qualified Military Service, with respect to the Employer maintaining the Plan, shall be treated as if the individual has resumed employment in accordance with the individual’s reemployment rights under Section 414(u) of the Code on the day preceding death or disability (as the case may be) and terminated employment on the actual date of death or disability. In the case of any such treatment, and subject to subparagraphs (b) and (c) of this Section, any full or partial compliance by the Plan with respect to the benefit accrual requirements of Section 414(u)(8) of the Code with respect to such individual, shall be treated for purposes of Section 414(u)(1) of the Code as if such compliance were required under such section.

(2) Nondiscrimination Requirements. The provision of this Section shall apply only if all individuals performing Qualified Military Service with respect to the Employer maintaining the Plan (as determined under Sections 414 (b), (c), (m), and (o) of the Code) who die or became disabled as a result of performing Qualified Military Service prior to reemployment by the Employer are credited with service and benefits on reasonably equivalent terms.

(3) Determination of Benefits. The amount of Employee Contributions and the amount of Elective Deferrals of an individual treated as reemployed under subparagraph (a) of this Section for purposes of applying Section 414(u)(8)(C) of the Code shall be determined on the basis of the individual’s average actual Employee Contributions or Elective Deferrals for the lesser of:

(a) The 12-month period of service with the Employer immediately prior to Qualified Military Service; or

(b) The actual length of continuous service with the Employer, if service with the Employer is less than such 12-month period.

(C) Differential Wage Payment for Retirement Plan Purposes. The Employer does not elect to make “Differential Wage Payments” to active duty members in Qualified Military Service and to treat the Differential Wage Payments as a payment of wages by the Employer to an Employee. For purposes of this Subsection, the term “Differential Wage Payment” means any payment which: (i) is made by an Employer to an individual with respect to any period during which the individual is performing service in the uniformed services (as defined in chapter 43 of title 38, United States Code) while on active duty for a period of more than 30 days; and (ii) represents all or a portion of the wages the individual would have received from the Employer if the individual were performing services for the Employer.

(D) Differential Wage Payments for Section 415 and Other Compensation Purposes. For Plan Years beginning after December 31, 2008: (i) an individual receiving a Differential Wage Payment, as defined by Section 3401(h)(2) of the Code, is treated as an employee of the Employer making the payment; (ii) the Differential Wage Payment is treated as Compensation for purposes of Section 415 of the Code and for contribution and testing purposes; and (iii) the Plan is not treated as failing to meet the requirements of any provision described in Section 414(u)(1)(C) of the Code by reason of any contribution or benefit which is based on the Differential Wage Payment.

(E) Effective Date. The death benefit provisions of this Section 11.8 are effective on or after January 1, 2007, except as otherwise provided herein or required by law.

ARTICLE XII

PLAN ADMINISTRATION

12.1 Appointment of the Employee Benefits Committee. This Plan shall be administered by the Employee Benefits Committee whose members shall be appointed by, and shall serve at the pleasure of, the Board of Directors or a committee thereof. Members of the Employee Benefits Committee shall serve without compensation.

12.2 Designation of the Plan Administrator. The Employee Benefits Committee shall be the Plan Administrator, and the Employee Benefits Committee shall perform all the functions required to be performed by the Plan Administrator by the various provisions of ERISA, including, without limitation, the following: (i) the furnishing to each Participant and Designated Beneficiary the required (a) summary plan description, (b) financial report, (c) report of the Participant’s total benefits accrued, and (d) excerpts from the annual registration statement; and (ii) the filing of the required reports with the Secretary of Labor and the Internal Revenue Service.

12.3 Designation of the Named Fiduciary. The Employee Benefits Committee and the Retirement Investment Committee shall be the Named Fiduciary with respect to the Plan.

12.4 Bonding. Every member of the Employee Benefits Committee and the Retirement Investment Committee and each appointee under Section 12.6 shall be bonded if and as required by Section 412 of ERISA.

12.5 Performance of Fiduciary Responsibilities. The Employee Benefits Committee shall perform all the Fiduciary Responsibilities except those Fiduciary Responsibilities that are allocated or delegated pursuant to Section 12.6, those Fiduciary Responsibilities that are to be performed by the Trustee pursuant to the Trust Agreement, and those Fiduciary Responsibilities that are to be performed by the Retirement Investment Committee. If Fiduciary Responsibilities are allocated or delegated pursuant to Section 12.6, the person or persons to whom such Fiduciary Responsibility (or Responsibilities) is allocated or delegated shall be solely responsible for the performance of such responsibility and the members of the Employee Benefits Committee with respect to whom such allocated or delegated responsibility is not allocated or delegated shall not in any respect be responsible for the performance of such allocated or delegated responsibility.

12.6 Allocation and Delegation of Fiduciary Responsibilities. The Fiduciary Responsibilities of, and any other duties and responsibilities reserved to, the Employee Benefits Committee may be allocated among its members or delegated to persons who are not members of the Employee Benefits Committee, provided, however, to be effective such allocation or delegation of duties must (i) be made by the Employee Benefits Committee in writing; and (ii) be specifically accepted in writing by the person or persons to whom such duties are allocated or delegated. Upon an allocation or delegation of Fiduciary Responsibilities, the person or persons to whom such Fiduciary Responsibility (Responsibilities) is allocated or delegated shall be solely responsible for the performance of such responsibility and the other members of the Employee Benefits Committee shall not in any respect be responsible for the performance of such Fiduciary Responsibility.

12.7 Indemnification. The Company will indemnify each member of the Employee Benefits Committee, each member of the Retirement Investment Committee, and any person to whom any Fiduciary Responsibility is delegated pursuant to Section 12.6 against any cost or expense (including attorneys’ fees) or liability including any sum paid in settlement of a claim with the approval of the Company, arising out of any action as a member of the Employee Benefits Committee, as a member of the Retirement Investment Committee, or as an appointee under Section 12.6, except in the case of willful misconduct.

12.8 Ministerial Functions. To the extent provided in their charters, the Employee Benefits Committee and Retirement Investment Committee may employ the services of such persons for the performance of non- Fiduciary Responsibilities as it may deem necessary or desirable in connection with this Plan. The Employee Benefits Committee shall maintain or cause to be maintained all records which it may deem necessary or advisable to show at all times the amount of the interest under this Plan of each Participant. The Employee Benefits Committee or the Retirement Investment Committee is authorized to charge some or all of the Participant accounts an annual administrative expense fee for the maintenance of account records, provided such charge is consistent with applicable law. The Employee Benefits Committee, the Retirement Investment Committee, the Company and all persons connected therewith may rely upon all tables, valuations, certificates, reports, and opinions furnished by any appointed actuary, accountant, or legal counsel (who may be accountant or counsel to the Company), and they shall be fully protected in respect of any action taken or permitted in good faith in reliance upon any such instruments. All actions so taken or permitted shall be conclusive upon all persons.

12.9 Meetings. The Employee Benefits Committee and the Retirement Investment Committee shall meet in accordance with their respective charters.

12.10 Election of Chairman and Secretary and Keeping of Records. The Employee Benefits Committee and the Retirement Investment Committee shall elect one of its members as Chairman and another as Secretary and such other officers as it may deem necessary. The Secretary shall keep a record of the meetings.

12.11 Rules; Claims Procedure; Interpretation of the Plan; and Agent for Service of Process. Subject to the limitations of this Plan, the Employee Benefits Committee shall establish rules and regulations for the administration of this Plan and the transaction of its business, including, without limitation, rules pertaining to the claims procedure under this Plan. It shall have the exclusive right to interpret this Plan and to decide all matters arising hereunder, including the right to remedy ambiguities, inconsistencies or omissions in this Plan. All determinations of the Employee Benefits Committee in respect of any matter hereunder shall be conclusive and binding on all persons. Any legal action for benefits under the Plan shall be commenced no later than one year following the satisfaction of the exhaustion requirements of the claims procedure. The Employee Benefits Committee shall designate the person who shall be the agent for service of legal process.

12.12 Certifications. The Employee Benefits Committee or the Retirement Investment Committee may authorize its Secretary, or any one or more of its members, to certify any of its actions. The Trustee and all other persons may accept and act upon such certification to the same extent as if signed by all members of the Employee Benefits Committee or the Retirement Investment Committee.

12.13 Acceptance of Appointment. A person appointed a member of the Employee Benefits Committee or the Retirement Investment Committee shall signify his or her acceptance by filing written acceptance with the Board of Directors or the appropriate committee thereof. A member of the Employee Benefits Committee may resign by delivering his or her written resignation to the Secretary of the Board of Directors.

12.14 Special Rules Related to ESOP Merger. All applicable beneficiary designations, elections, spousal consents, and other elections and designations made by Participants or others under the Chubb ESOP shall continue in full force and effect from and after the ESOP Merger Date unless and until subsequently changed in accordance with the terms of this Plan (i) with respect to such person’s Chubb ESOP Account and (ii) to the extent not inconsistent with the elections and directions made under this Plan with respect to assets allocated to similar investment Funds (which shall govern and control in the event of any such inconsistency), the other assets transferred from the Chubb ESOP.

ARTICLE XIII

NONASSIGNABILITY

Except as provided in Section 15.14, no interest in any fund or account established under this Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to do so shall be void. No such interest or benefit under this Plan and no benefit under the Plan shall in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person. To the extent provided by law, if any person entitled to any such interest or benefit becomes bankrupt or attempts to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any such interest or benefit to the debts, contracts, liabilities, engagements or torts of the person entitled to any such interest or benefit, except as specifically provided in this Plan, then in the discretion of the Employee Benefits Committee, such interest or benefit shall cease and terminate and the Employee Benefits Committee shall hold or apply the same or any part thereof to or for the benefit of any dependent or beneficiary of such person, in such manner and proportion as it may deem proper.

Notwithstanding the foregoing, with respect to judgments, orders, decrees issued, and settlement agreements entered into on or after August 5, 1997, a Participant’s benefit may be reduced if a court order or requirement to pay arises from (i) a judgment or conviction for a crime involving the Plan; (ii) a civil judgment (or consent order or decree) that is entered by a court in an action brought in connection with a breach (or alleged breach) of fiduciary duty under ERISA; or (iii) a settlement agreement entered into by the Participant and either the Secretary of Labor or the Pension Benefit Guaranty Corporation in connection with a breach of fiduciary duty under ERISA by a fiduciary or any other person. The court order, judgment, decree, or settlement must specifically require that all or part of the amount to be paid to the Plan be offset against the Participant’s Plan benefits.

ARTICLE XIV

SPECIAL PROVISIONS RELATING TO COMPANY STOCK

14.1 Tender for Company Securities.

(A) Notwithstanding any provision of the Plan to the contrary, but subject to the provisions of this Section, in the event an offer shall be received by the Trustee (including but not limited to a tender offer or exchange offer within the meaning of the Securities Exchange Act of 1934, as amended), to acquire any shares of Company Stock held by the Trustee in the Trust, whether or not allocated to the account of any Participant (hereinafter referred to as an “Offer”), the Trustee shall have no discretion or authority to sell, exchange, or transfer any of such shares of Company Stock pursuant to such Offer except to the extent, and only to the extent, that the Trustee is timely directed to do so in writing with respect to any Company Stock held by the Trustee subject to such Offer and allocated to the account of any Participant, by each Participant to whose account any of such Company Stock is allocated (as a named fiduciary with respect to Company Stock held in a Chubb ESOP Account only). The Trustee shall have no discretion or authority to sell, exchange, or transfer any of such shares of Company Stock pursuant to such Offer with respect to any Company Stock held by the Trustee subject to such Offer and not allocated to the account of any Participant.

Upon timely receipt of such instructions, the Trustee shall, subject to the provisions of subsections (C), (D), and (F), sell, exchange, or transfer pursuant to such Offer such shares as to which such instructions were given. The failure of any Participant to provide in a timely manner instructions to the Trustee with respect to Company Stock allocated to the Participant’s account shall be deemed to constitute instructions to the Trustee not to sell, exchange, or transfer any of such Company Stock, and the Trustee shall communicate or cause to be communicated to each Participant the consequences of any failure to provide timely instructions to the Trustee.

In the event that, under the terms of an Offer or otherwise, any shares of Company Stock tendered for sale, exchange, or transfer pursuant to such Offer may be withdrawn from such Offer, the Trustee shall follow such instructions respecting the withdrawal of such securities from such Offer in the same manner and the same proportion as shall be timely received by the Trustee from the Participants or other named fiduciaries entitled under this subsection to give instructions as to the sale, exchange, or transfer of securities pursuant to such Offer.

(B) In the event that an Offer for fewer than all of the shares of Company Stock held by the Trustee in the Trust shall be received by the Trustee, each Participant who has been allocated any Company Stock subject to such Offer shall be entitled to direct the Trustee as to the acceptance or rejection of such Offer (as provided in subsection (A)) with respect to the largest portion of such Company Stock as may be possible given the total number or amount of shares of Company Stock the Trustee may sell, exchange, or transfer pursuant to the Offer based upon the instructions received by the Trustee from all other Participants who shall timely instruct the Trustee pursuant to this Section to sell, exchange, or transfer such shares pursuant to such Offer, each on a pro rata basis in accordance with the number or amount of such shares allocated to their account.

(C) In the event an Offer shall be received by the Trustee and instructions shall be solicited from Participants pursuant to this Section regarding such Offer, and prior to the termination of such Offer, another Offer is received by the Trustee for the securities subject to the first Offer, the Trustee shall, if practicable, make a reasonable effort under the circumstances to solicit instructions from the Participants to the Trustee (i) with respect to securities tendered for sale, exchange, or transfer pursuant to the first Offer, whether to withdraw such tender, if possible, and, if withdrawn, whether to tender any securities so withdrawn for sale, exchange or transfer pursuant to the second Offer and (ii) with respect to securities not tendered for sale, exchange, or transfer pursuant to the first Offer, whether to tender or not to tender such securities for sale, exchange, or transfer pursuant to the second Offer. The Trustee shall follow all such instructions received in a timely manner from Participants in the same manner and in the same proportion as provided in subsection (A). With respect to any further Offer received by the Trustee and subject to any earlier Offer (including successive Offers from one or more existing offers), the Trustee shall act in the same manner as described above.

(D) In the event an Offer for any Company Stock held by the Trustee in the Trust shall be received by the Trustee and the Participants shall be entitled to elect whether to accept, reject, or withdraw an acceptance of such Offer pursuant to subsections (A) through (C), (i) the Company and the Trustee shall not improperly interfere in any manner with the decision of any Participant regarding the action of the Participant with respect to such Offer (hereinafter referred to as an “Investment Decision”), and the Trustee shall arrange for such Investment Decision to be made on a confidential basis; and (ii) the Trustee shall adequately communicate or cause to be communicated to all Participants the provisions of this Plan relating to the right of Participants to direct the Trustee with respect to Company Stock subject to such Offer, including unallocated Company Stock, and of the obligation of the Trustee to follow such directions. The Company shall provide the Trustee with such information and assistance as the Trustee may reasonably request in connection with any communications or distributions to Participants.

(E) The Company shall distribute or cause to be distributed any and all communications required by this Section. The Trustee may rely on the Company for such distribution and shall not be liable for the Company’s failure to provide such communications to any Participant.

(F) In the event (i) a court of competent jurisdiction shall issue any opinion or order to the Plan, the Company or the Trustee acting as such or (ii) ERISA shall be amended or any other federal law shall be enacted or amended, a regulation shall be promulgated under ERISA or other federal law, or a court shall issue an opinion (other than a court opinion or order described in clause (i)), which shall, with respect to clause (i), in the written opinion of counsel to the Company delivered to the Trustee or the written opinion of counsel to the Trustee delivered to the Company, or, with respect to clause (ii), in the written opinion of reputable outside counsel to the Company delivered to the Trustee, invalidate under ERISA or such other federal law, in all circumstances or in any particular circumstances, any provisions or provision of this Section regarding the determination to be made as to whether or not Company Stock held by the Trustee shall be tendered pursuant to an Offer or cause any such provision or provisions to conflict with ERISA or such other federal law, then, in such event, upon notice thereof to the Company or the Trustee, as the case may be, such invalid or conflicting provisions of this Section shall be given no further force or effect in such circumstance or circumstances; in such event the Trustee shall to the extent required, exercise any residual fiduciary responsibility with respect to such sale, exchange or transfer, taking into account in exercising its fiduciary judgment, unless it is clearly imprudent to do so, the response of the Participants to such sale, exchange or transfer to the extent their directions have not been invalidated, as such directions are most indicative of what action is in the best interests of Participants. Further, the Trustee, in addition to taking into consideration any relevant financial factors bearing on any such decision, shall take into consideration any relevant non-financial factors bearing on such decision, including, but not limited to, the prospect of the Participants and prospective Participants for future benefits under the Plan (including any subsequent release and allocation of Company Stock held in the Suspense Account).

(G) Notwithstanding anything elsewhere in this Plan to the contrary, unless otherwise directed by the Committee, any proceeds received by the Trustee as a result of the sale, exchange, or transfer of Company Stock pursuant to an Offer shall be reinvested in Company Stock by the Trustee if such Company Stock is available for purchase and if not, to the extent attributable to unallocated stock in the Suspense Account, shall be used to pay down the corresponding Exempt Loan. The balance of the proceeds, if any, and the proceeds attributable to allocated Company Stock shall be invested in the Balanced Fund.

14.2 Voting Company Stock.

(A) Notwithstanding any other provision of this Plan to the contrary, but subject to the provisions of this Section, the Trustee shall have no discretion or authority to vote Company Stock held in the Trust by the Trustee on any matter presented for a vote by stockholders of the Company except in accordance with timely directions received by the Trustee from Participants who have Company Stock allocated to their accounts under the Plan. Upon timely receipt of instructions, the Trustee shall vote the Company Stock held in the Trust, pursuant to the direction of Participants giving instructions to the Trustee. Each Participant who has been allocated Company Stock shall (as a named fiduciary with respect to Company Stock held in a Chubb ESOP Account only), direct the Trustee with respect to the vote of Company Stock allocated to the Participant’s account and the Trustee shall follow the directions of those Participants who provide timely instructions to the Trustee.

(B) The Trustee shall adequately communicate or cause to be communicated to all Participants the provisions of this Plan relating to the right of Participants to direct the Trustee with respect to the voting of Company Stock allocated to their accounts under the Plan and of Company Stock not allocated to the account of any Participant. The Company shall provide the Trustee with such information and assistance as the Trustee may reasonably request in connection with any communications or distributions to Participants.

(C) The Company shall distribute or cause to be distributed any and all communications required by this Section. The Trustee may rely on the Company for such distribution and shall not be liable for the Company’s failure to provide such communications to any Participant.

(D) In the event (i) a court of competent jurisdiction shall issue any order or any opinion to the Plan, the Company or the Trustee acting as such or (ii) ERISA shall be amended or any other federal law shall be enacted or amended, a regulation shall be promulgated under ERISA or other federal law, or a court shall issue an opinion (other than a court opinion or order described in clause (i)), which shall, with respect to clause (i), in the written opinion of counsel to the Company delivered to the Trustee or the written opinion of counsel to the Trustee delivered to the Company, or, with respect to clause (ii), in the written opinion of reputable outside counsel to the Company delivered to the Trustee, invalidate under ERISA or such other federal law, in all circumstance or in any particular circumstances, any provision or provisions of this Section regarding the manner in which Company Stock held in the Trust shall be voted or cause any such provision or provisions to conflict with ERISA or such other federal law, then, upon notice thereof to the Company or the Trustee, as the case may be, such invalid or conflicting provisions of this Section shall be given no further force or effect in such circumstance or circumstances. In such event the Trustee shall nevertheless have no discretion to vote Company Stock held in the Trust unless required under such order or opinion but shall follow instructions received from Participants and not invalidated. To the extent that the Trustee is required to render any residual fiduciary responsibility, unless it is clearly imprudent to do so, the Trustee shall take full recognition of any directions timely received from Participants in exercising its fiduciary judgment, as such directions are most indicative of what is in the best interest of Participants. In addition, the Trustee shall take into consideration relevant non-financial factors, including the prospect of the Participants and prospective Participants for any future release and allocation of Company Stock held in the Suspense Account.

14.3 Company Stock Diversification Requirements.

(A) If any portion of a Participant’s account attributable to nonelective or matching contributions is invested in publicly-traded Company Stock, then a Participant who has completed at least three years of Service, or a Beneficiary of any deceased Participant entitled to exercise the right of a Participant, may elect to direct the Plan to divest any such Company Stock, and to reinvest an equivalent amount in other investment options which satisfy the requirements of Section 14.3(B).

(B) For purposes of this Section 14.3, other investment options must include not less than three investment options, other than Company Stock, to which the Participant may direct the proceeds of divestment of Company Stock required by this Section 14.3, each of which options is diversified and has materially different risk and return characteristics. The Plan must provide reasonable divestment and reinvestment opportunities at least quarterly. Except as provided in regulations under Section 401(a)(35) of the Code, the Plan may not impose restrictions or conditions on the investment of Company Stock which the Plan does not impose on the investment of other Plan assets, other than restrictions or conditions imposed by reason of the application of securities laws or a condition permitted under IRS Notice 2006-107 or other applicable guidance.

(C) Except as provided in Treasury regulations or in Section 401(a)(35)(F)(ii) of the Code, a plan holding Company Stock which is not publicly traded Company Stock is treated as holding publicly traded Company Stock if any Employer corporation, or any member of a controlled group of corporations which includes such Employer corporation (as defined in Section 401(a)(35)(F)(iii)) has issued a class of stock which is a publicly traded employer security.

ARTICLE XV

GENERAL PROVISIONS

15.1 Exclusive Benefit of Members. No part of the Trust Fund or the income thereon shall be used for or diverted to any purpose except the exclusive benefit of the Participants or their beneficiaries.

15.2 No Right to Employment. Neither this Plan nor any action taken with respect to it shall confer upon any person the right to be continued in the employment of any Employer.

15.3 Reports to Participants. As soon as possible after such Plan Year each Participant who has an interest in the Trust Fund shall be notified of the value of such interest.

15.4 New Jersey Law to Govern. To the extent not preempted by ERISA or other applicable federal law, the provisions of this Plan shall be construed and administered and enforced according to the laws of the State of New Jersey.

15.5 Payment of Benefits With Regard to an Incompetent or Minor.

(A) If any retired Participant or beneficiary entitled to a benefit under this Plan is, in the judgment and sole discretion of the Employee Benefits Committee, legally, physically or mentally incapable of personally receiving any payment due hereunder, the Trustee at the direction of the Employee Benefits Committee may make such payment for the payee’s benefit to the guardian or other legal representative of such retired Participant or such beneficiary, or to such other person who or institution that, in the judgment and sole discretion of the Employee Benefits Committee, is then maintaining or has custody of such retired Participant or such beneficiary, without responsibility to follow the application of amounts so paid. Payments made pursuant to this Section shall fully discharge the Employee Benefits Committee, the Trustee, the Employer and all of its employees, agents and other affiliates from further liability on account thereof.

(B) In the event a benefit under this Plan is to be paid to a minor, then the Employee Benefits Committee may, in its sole discretion, direct that such payment be paid for the minor’s benefit to the legal guardian of such minor, or if none, to a parent of such minor, to a responsible adult with whom the minor maintains his residence, or to the custodian for such minor under the Uniform Gift to Minors Act or Gift to Minors Act or any similar applicable law, if such is permitted by the laws of the state in which such minor resides, without responsibility to follow the application of amounts so paid. Payments made pursuant to this Section shall fully discharge the Employee Benefits Committee, the Trustee, the Employer and all of its employees, agents and other affiliates from further liability on account thereof.

15.6 Communication; Forms. All communications in connection with this Plan made by an Employee, a Participant or a beneficiary of a Participant shall become effective only when duly executed on forms (if applicable) provided by the Employee Benefits Committee and filed with it.

15.7 Number. The singular number shall include the plural number unless the context of the Plan otherwise requires.

15.8 Procedure if Payee Unknown. If any payment is returned to the Trustee and the Employee Benefits Committee is unable, within six years after the payment became due, to ascertain the identity and whereabouts of the person to whom payment is due by mailing notice (registered mail, return receipt requested) to the last known address shown on the records of the Employee Benefits Committee, and the person to whom payment is due has not made written claim therefor within such period, the Employee Benefits Committee shall cancel and forfeit all units standing to the credit of the Participant to whom, or to whose beneficiary or estate, the payment became due. The amount of such forfeiture shall be used to reduce future Matching Contributions and in the event the payee is located subsequent to the date of such forfeiture, the dollar amount of the benefits due such payee shall be restored to the Plan by a Company contribution made for such purpose.

15.9 No Contractual Obligation to Make Payments. There shall not be any contractual liability to make any payments to Participants or to their beneficiaries or estates by reason of this Plan, and the accounts and funds established hereunder shall be the sole source of such payments. No such payment shall be made except to the extent that the monies and securities in said accounts and funds shall be sufficient therefor.

15.10 Payment of Costs of Plan. The Employers expect to pay all costs, other than brokerage commissions and transfer taxes, of the establishment, operation and administration of this Plan and amendments thereto, but in the event the Employers choose not to pay such costs or any portion thereof, such cost shall be paid by the Trustee from the Trust Fund.

15.11 Transfer of Employment. A transfer of employment between Employers, or from an Employer to a related corporation as described in Section 9.2, or to an Affiliate shall not be considered a termination of employment, but such a transferred Participant who is not transferred to an Employer shall no longer be eligible to have contributions made on his or her behalf under Article IV and, notwithstanding Section 16.3(B), in the discretion of the Employee Benefits Committee, assets of the Trust Fund representing the interest of such transferred Participant may be transferred to another qualified plan maintained by such transferred Participant’s new employer.

15.12 Compliance with ERISA and the Code. It is the intention of the Company that the Plan shall meet and continue to meet the requirements of qualification established by the Code and ERISA. However, neither the Trustee nor the Employer nor any Plan Administrator shall have any responsibility to any person for the continued qualification of the Plan and the Trust under the applicable provisions of the Code and ERISA.

15.13 Effect of Headings. The table of contents, section headings and numbers herein are included for convenience of reference only; and if there shall be any conflict between any such table of contents, headings and numbers and the text of this Plan, the text shall control.

15.14 Qualified Domestic Relations Order. Notwithstanding any other provision of the Plan, the Employee Benefits Committee may adopt such rules or regulations as may be necessary to properly administer the Plan in connection with a qualified domestic relations order as defined in Section 414(p) of the Code including, but not limited to, rules or regulations in connection with the payment of amounts to which a Participant may be entitled to hereunder to another person pursuant to such an order and a resulting reduction in such Participant’s right to receive a benefit hereunder. The Employee Benefits Committee may delegate its duties under this Section and any such delegation shall be treated for all purposes of the Plan as a delegation made under the authority of, and in accordance with, the provisions of this Section if such delegation is made by the Employee Benefits Committee in writing and is specifically accepted by the person or persons to whom such duties are delegated. Notwithstanding any provision in the Plan to the contrary, if the present value of any series of payments assigned to an alternate payee under a qualified domestic relations order is less than or equal to $5,000, such present value shall be paid in one lump sum as soon as practicable following the determination by the Employee Benefits Committee that such order is a qualified domestic relations order and the entry of such qualified domestic relations order by a court of competent jurisdiction. If such present value exceeds $5,000, it may be paid as soon as practicable following the determination by the Employee Benefits Committee that such order is a qualified domestic relations order and the entry of such qualified domestic relations order by a court of competent jurisdiction if the alternate payee consents to thereto and the qualified domestic relations order provides for such payment; otherwise it may not be payable prior to the earlier of: (i) the date on which the Participant is entitled to a distribution under the Plan, or (ii) the later of: (A) the Participant’s attainment of age 50, or (B) the Participant’s severance from service with the Employers.

ARTICLE XVI

AMENDMENT, TERMINATION, AND MERGER

16.1 Amendment, Termination. It is the intention of the Company and each Employer that this Plan be a permanent program; however, the Company reserves the right by action of its Board of Directors to alter, amend, or modify the Plan or any provisions hereof at any time without any consent of the Participants, and each Employer reserves the right to terminate by action of its board of directors its participation in this Plan, provided, however, that (i) any such action shall not operate to deprive any Participant of his or her vested rights to accrued benefits and (ii) without the approval of the shareholders of the Company, no such amendment by the Board of Directors shall increase the amount of contributions payable by any Employer under the Plan to an amount in excess of the amount payable under the provisions of the Plan relating to such contributions as last approved by the shareholders of the Company. Any such amendment or termination shall be effective at such date as the Board of Directors shall determine, except that no amendment shall be effective as against the Trustee until the date upon which written notice thereof is given to the Trustee. No amendment or discontinuance shall allow the return to any Employer of any part of the monies, securities and any other assets held by the Trustee under the Plan nor the use of any such assets for any purpose other than the exclusive benefit of the Participants and their beneficiaries or estates. In the event that an Employer shall be judicially declared bankrupt or insolvent or in the event of the dissolution, merger, consolidation, or reorganization of an Employer, the Plan shall be regarded as being terminated as to such Employer on the effective date of such event, unless with the consent of the Company, provision shall be made by the successor of the Employer, whether the same be an individual, a partnership or a corporation, for continuing this Plan, in which event such successor shall be substituted for such Employer hereunder.

Notwithstanding the foregoing, the Employee Benefits Committee or Retirement Investment Committee, acting on behalf of the Company and not as a fiduciary of the Plan, may amend the Plan as it deems necessary or desirable provided such amendment does not increase the costs of the Plan to the Company or any Employer by more than $250,000 on an annual basis, as determined by the applicable committee and to the extent permitted by applicable law.

16.2 Distribution on Termination. At the date of such termination as to or by an Employer or if the contribution of any Employer for any Plan Year is not made by or for such Employee within one year after the close of such Plan Year, each Participant who is an employee of such Employer shall be entitled to the value of his or her interest in the Trust Fund. The Trustee will expeditiously proceed to arrange for the distribution of such value to such persons. The Trustee may dispose of such item or items of the Trust Fund as may be necessary to disburse such value in the Trust Fund to such persons. Such disbursements shall be made by the Trustee by a lump sum distribution, in cash or in property which shall be valued at its fair market value at the time of distribution. The amount being distributed (after taking account of the expenses attributable to the termination) will be determined the same as if the distribution date was the last day of the Plan Year. The distributed amount shall be paid to such Participant or, if he or she is then deceased, to his or her designated beneficiary, if living, or if such beneficiary is not living, to his or her estate. Anything in the preceding to the contrary notwithstanding, the interests of all Participants who are employed by the terminating Employer and who are in, or are thereupon transferred to, the employment of any Employer which continues as a party to the Plan shall not be disbursed but shall continue to be held pursuant to the terms and provisions of the Plan.

16.3 Merger, Consolidation, or Transfer. In the event of any merger or consolidation with, or transfer in whole or in part of the assets and liabilities of the Trust Fund to any other plan (the “New Plan”) of deferred compensation maintained or to be established for the benefit of all or some of the Participants of this Plan, the assets and liabilities of the Trust Fund applicable to such Participants shall be transferred to the New Plan only if:

(A) Each such Participant would receive a benefit immediately after the merger, consolidation or transfer (if the New Plan had been terminated) which is equal to or greater than the benefit such Participant would have been entitled to receive immediately before the merger, consolidation or transfer (if this Plan had then terminated);

(B) Resolutions of the Board of Directors of the Employer under this Plan, or of any new or successor employer of the affected Participants, shall authorize such transfer of assets; and, in the case of the new or successor employer of the affected Participants, shall authorize such transfer of assets; and, in the case of the new or successor Employer of the affected Participants, its resolutions shall include an assumption of liabilities with respect to such Participants’ inclusion in the New Plan; and

(C) The New Plan and Trust, if any, are qualified under the Code.

ARTICLE XVII

TOP-HEAVY PROVISIONS

17.1 Top-Heavy Provisions. Any other provision of the Plan to the contrary notwithstanding, this Article shall apply if the Plan is a Top-heavy Plan as hereinafter provided. The Plan shall be a “Top-heavy Plan” if, as of the Determination Date (as defined in Section 17.2) with respect to such Plan Year, the present value of the Accrued Benefits (as hereinafter defined), of Key Employees (as defined in Section 17.2), exceeds 60 percent of the present value of the Accrued Benefits under the Plan of all Employees and Key Employees (but excluding the value of the Accrued Benefits of former Key Employees).

In determining whether this Plan is a Top-heavy Plan, all Affiliates shall be treated as a single employer. In addition, all plans that are part of the Required Aggregation Group (as defined in Section 17.2) shall be treated as a single plan.

For purposes of this Article, the present value of an Employee’s Accrued Benefits is equal to the sum of subsections (A) and (B) below:

(A) The sum of (i) the present value of an Employee’s accrued retirement income in each defined benefit plan that is included in the Required Aggregation Group determined as of the most recent Valuation Date within the 12-month period ending on the Determination Date, and as if the Employee had terminated service as of such Valuation Date and (ii) the aggregate distributions made with respect to such Employee during the one-year period ending on the Determination Date from all defined benefit plans included in the Required Aggregation Group and not reflected in the value of his or her accrued retirement income as of the most recent Valuation Date. In determining present value, the actuarial assumptions set forth for this purpose in the defined benefit plans as required, shall be utilized; and

(B) The sum of (i) the aggregate balance of his or her accounts in all defined contribution plans which are part of the Required Aggregation Group as of the most recent Valuation Date within the 12-month period ending on the Determination Date; (ii) any contributions allocated to such an account after the Valuation Date and on or before the Determination Date; and (iii) the aggregate distributions made with respect to such Employee during the one-year period ending on the Determination Date from all defined contribution plans which are part of the Required Aggregation Group and not reflected in the value of his or her account(s) as of the most recent Valuation Date.

The present values of accrued benefits and the amounts of account balances of an Employee as of the Determination Date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Section 416(g)(2) of the Code during the one-year period ending on the Determination Date. The preceding sentence also shall apply to distributions under a terminated plan that, had it not been terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than severance from employment, death, or disability, this provision shall be applied by substituting “five-year period” for “one-year period.” The accrued benefits and accounts of any individual who has not performed services for the Employer during the one-year period ending on the Determination Date shall not be taken into account.

For the avoidance of doubt, Top-Heavy Benefits are provided in the Chubb Pension Plan with an offset for benefits under the CCAP.

17.2 Top-Heavy Definitions. The following terms shall have the following meanings for purposes of this Article:

(A) “Determination Date” means the last day of the preceding Plan Year.

(B) “Key Employee” means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the Determination Date was an officer of the Employer having annual compensation greater than $130,000 (as adjusted under Section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), a five percent owner of the Employer, or a one percent owner of the Employer having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of Section 415(c)(3) of the Code. The determination of who is a Key Employee will be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

Whether an Employee is a five percent owner or a one percent owner shall be determined in accordance with Section 416(i) of the Code.

(C) “Required Aggregation Group” means:

(1) This Plan and any other plan qualified under Section 401(a) of the Code in which a Key Employee is a participant; and

(2) Each such stock bonus, pension or profit sharing plan of an Employer which enables this Plan or any other plan in paragraph (1) to meet the requirements of Section 401(a)(4) or 410 of the Code.

The Employee Benefits Committee may, with respect to any Plan Year, treat any other defined benefit or defined contribution plan that is not required to be in the Required Aggregation Group as being part of such group, provided such group meets the requirements of Sections 401(a)(4) and 410 of the Code with such plan(s) being taken into account.

17.3 Minimum Contribution. For any Plan Year for which the Plan is a Top-Heavy Plan, each Participant who is not a Key Employee and who is entitled to share in Employer contributions under Article IV shall receive an Employer contribution, not counting any Elective Deferral, at least equal to the lesser of (i) three percent of such Participant’s 415 Compensation or (ii) the percentage of such compensation equal to the highest percentage of compensation (as defined in (i) above) allocated to the account of a Key Employee for such Plan Year attributable to such Employer contributions under Article IV.

Employer matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Section 416(c)(2) of the Code and the Plan. The

preceding sentence shall apply with respect to matching contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Employer matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Section 401(m) of the Code. The Employer may provide that the minimum benefit requirement shall be met in another plan (including another plan that consists solely of a cash or deferred arrangement which meets the requirements of Section 401(k)(12) of the Code and matching contributions with respect to which the requirements of Section 401(m)(11) of the Code are met.)

* * * * *

IN WITNESS WHEREOF, the Employee Benefits Committee has caused this amendment and restatement of the Capital Accumulation Plan of The Chubb Corporation to be executed this 20th day of December 2012.

EMPLOYEE BENEFITS COMMITTEE

By:	/s/ Robert B. Weinman
	Name:	Robert B. Weinman
	Title:	Chairperson, Employee Benefits Committee

APPENDIX A

SUMMARY OF PLAN VESTING RULES

Vesting Years of Service	5-Year Cliff Vesting Schedule (prior to 01/01/02)	6-Year Graded Vesting Schedule (01/01/02- 12/31/11)	3-Year Cliff Vesting Schedule (on or after 01/01/12)
1 Year	0%	0%	0%
2 Years	0%	20%	0%
3 Years	0%	40%	100%
4 Years	0%	60%	100%
5 Years	100%	80%	100%
6 Years	100%	100%	100%

A Participant who participated in the Plan prior to January 1, 2012 (or prior to January 1, 2002, as applicable) and who continued to participate in the Plan through and including January 1, 2012 will be covered under the most favorable of the two (or three, as applicable) vesting schedules applicable during his or her period of participation, in each case as set forth above.

With respect to a Participant who ceases to be an Employee and who is subsequently reemployed as an Eligible Employee, the Participant will be covered under the most favorable of (x) the vesting schedule in effect with respect to such Participant at the time of such Participant’s separation from service and (y) the vesting schedule in effect on the date on which such Participant is reemployed as an Eligible Employee, in each case as set forth above.

A-1